Filed Pursuant to Rule 424(b)(5)
Registration No. 333-181190

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 3, 2015

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 7, 2012)

Cheniere Energy, Inc.

$

% Convertible Senior Notes due 2045

We are offering $         aggregate principal amount at maturity of our     % Convertible Senior Notes due 2045, or the notes. The notes bear interest at a rate of     % per year, payable semiannually in arrears on              and              of each year, beginning on             , 2015. The notes will mature on March 15, 2045.

Holders may convert their notes into shares of our common stock, at their option, prior to the close of business on the business day immediately preceding December 15, 2044 only under the following circumstances: (1) during any fiscal quarter commencing after             , if the daily VWAP of our common stock, for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price of the notes in effect on each applicable trading day; (2) during the five consecutive business-day period after any five consecutive trading-day period in which the trading price per $1,000 principal amount of notes for each trading day of such period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such trading day; (3) upon our election to terminate conversion rights for such notes; (4) if we call the notes for redemption; or (5) upon the occurrence of specified corporate events. On or after December 15, 2044 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes into shares of our common stock at any time, regardless of the foregoing circumstances. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement.

The conversion rate will initially equal                  shares of our common stock per $1,000 principal amount at maturity of the notes (equivalent to an initial conversion price of approximately $         per share of common stock), subject to adjustment as described in this prospectus supplement. Following certain corporate transactions that occur on or prior to March 15, 2020 or the occurrence of a conversion termination date on or prior to March 15, 2020, we will, in certain circumstances, increase the conversion rate for a holder that converts its notes in connection with such corporate transaction or termination of conversion rights.

We have the right, at our option, at any time after March 15, 2020, to redeem the notes at a redemption price payable in cash equal to the accreted amount of the notes to be redeemed (as set forth under the caption “Description of the Notes — Optional Redemption” in this prospectus supplement), plus accrued and unpaid interest, if any, to, but excluding, such redemption date.

The holders have the right, at their option, to require us to purchase the notes following a fundamental change (as defined under the caption “Description of the Notes — Purchase Rights of Holders — Fundamental Change Permits Holders to Require Us to Purchase Notes” in this prospectus supplement) at a price equal to 100% of the accreted amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

We may elect during a 30 consecutive trading day period to terminate the right of holders to convert all or part of their notes if the daily VWAP of our common stock is greater than or equal to 130% of the conversion price for at least 20 trading days during such 30 consecutive trading day period. If we elect to terminate the conversion rights of all or part of the notes on or prior to March 15, 2020, the conversion rate for any notes converted in connection with such termination of conversion rights will be increased as set forth under “Description of the Notes — Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Termination of Conversion Rights.”

There is no public market for the notes, and we do not intend to apply to list the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. Our common stock is listed on the NYSE MKT under the symbol “LNG.” The last reported sale price of our common stock on the NYSE MKT on March 2, 2015 was $80.11 per share.

We have retained Lazard Frères & Co. LLC as the placement agent for this offering. The placement agent is not purchasing or selling any of the notes offered hereby and it has agreed to use its reasonable best efforts to arrange for the sale of the notes.

Investing in our notes involves risks, including those described under “Risk Factors” beginning on page S-7 of this prospectus supplement.

	Per Note		Total

Public offering price (1)		%	$

Placement agent fees		%	$

Proceeds, before expenses, to us (1)		%	$

(1)	Plus accrued interest from , 2015, if settlement occurs after that date.

The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company on or about                     , 2015. The delivery of notes with respect to each investor is not conditioned upon the purchase of notes by any other investors. If one or more investors fail to fund the purchase price of their notes, we intend to proceed with delivery on                     , 2015 of the aggregate principal amount of notes for which the purchase price has been received.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Lazard Frères & Co. LLC

The date of this prospectus supplement is                     , 2015.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts combined. If information in this prospectus supplement conflicts with information in the accompanying base prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference into this prospectus supplement, the accompanying base prospectus and any free writing prospectus filed with the Securities and Exchange Commission, or the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not

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rely on it. We are not making an offer of the securities covered by this prospectus supplement in any state where the offer is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, any free writing prospectus relating to this offering of notes and any document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The information in this prospectus supplement is not complete. You should carefully read this prospectus supplement and the accompanying base prospectus, including the information incorporated by reference herein and therein, before you invest, as these documents contain information you should consider when making your investment decision.

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DEFINITIONS

In this prospectus supplement, unless the context otherwise requires:

•	Liquefaction means the process by which natural gas is supercooled to a temperature of -260 degrees Fahrenheit, transforming the gas into a liquid 1/600th of the volume of its gaseous state;

•	LNG means liquefied natural gas, a product of natural gas consisting primarily of methane (CH4) that is in liquid form at near atmospheric pressure;

•	Regasification means the process by which, in receiving terminals (either onshore or aboard specialized LNG carriers), the LNG is returned to its gaseous state, or regasified; and

•	Train means a compressor train used in the industrial process to convert natural gas into LNG.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein contain certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in or incorporated by reference in this prospectus supplement or the accompanying base prospectus are “forward-looking statements.” Included among “forward-looking statements” are, among other things:

•	statements that we expect to commence or complete construction of our proposed LNG terminals, liquefaction facilities, pipeline facilities or other projects, or any expansions thereof, by certain dates, or at all;

•	statements regarding future levels of domestic and international natural gas production, supply or consumption or future levels of LNG imports into or exports from North America and other countries worldwide or purchases of natural gas, regardless of the source of such information, or the transportation or other infrastructure or demand for and prices related to natural gas, LNG or other hydrocarbon products;

•	statements regarding any financing transactions or arrangements, including the amounts or timing thereof, or ability to enter into such transactions;

•	statements relating to the construction of our Trains, including statements concerning the engagement of any engineering, procurement and construction (“EPC”) contractor or other contractor and the anticipated terms and provisions of any agreement with any EPC or other contractor, and anticipated costs related thereto;

•	statements regarding any agreement to be entered into or performed substantially in the future, including any revenues anticipated to be received and the anticipated timing thereof, and statements regarding the amounts of total LNG regasification, liquefaction or storage capacities that are, or may become, subject to contracts;

•	statements regarding counterparties to our commercial contracts, construction contracts and other contracts;

•	statements regarding our planned construction of additional Trains, including the financing of such Trains;

•	statements that our Trains, when completed, will have certain characteristics, including amounts of liquefaction capacities;

•	statements regarding our business strategy, our strengths, our business and operation plans or any other plans, forecasts, projections, or objectives, including anticipated revenues and capital expenditures, any or all of which are subject to change;

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•	statements regarding legislative, governmental, regulatory, administrative or other public body actions, approvals, requirements, permits, applications, filings, investigations, proceedings or decisions;

•	statements regarding our anticipated LNG and natural gas marketing activities; and

•	any other statements that relate to non-historical or future information.

In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on market conditions and other factors known at the time such statements were made. Although we believe that such estimates are reasonable, they are inherently uncertain and involve a number of risks and uncertainties beyond our control. In addition, assumptions may prove to be inaccurate. We caution that the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus are not guarantees of future performance and that such statements may not be realized or the forward-looking statements or events may not occur. Actual results may differ materially from those anticipated or implied in forward-looking statements due to factors described in this prospectus supplement, the accompanying base prospectus and in the documents incorporated by reference herein and therein. These forward-looking statements speak only as of the date made, and other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Our actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed under “Risk Factors” in this prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2014. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, we assume no obligation to update or revise these forward-looking statements or provide reasons why actual results may differ.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act that registers the offer and sale of the securities offered by this prospectus supplement. The registration statement, including the exhibits attached thereto, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus supplement and the accompanying base prospectus.

We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public through the SEC’s website at http://www.sec.gov.

General information about us, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.cheniere.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus supplement or the accompanying base prospectus and is not a part of this prospectus supplement or the accompanying base prospectus.

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The SEC allows us to “incorporate by reference” certain information that we file with the SEC, which means that we can disclose information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying base prospectus, and information that we file later with the SEC will automatically update and take the place of this information. We are incorporating by reference in this prospectus supplement the following documents filed with the SEC under the Exchange Act (other than any portions of the respective filings that were furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other applicable SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2014; and

•	our Current Reports on Form 8-K, as filed with the SEC on January 16, 2015 and March 2, 2015.

All documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and until our offering hereunder is completed will be deemed to be incorporated by reference into this prospectus supplement and will be a part of this prospectus supplement from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed documents that also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus supplement, except as modified or superseded.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all information that has been incorporated by reference in the prospectus but not delivered with the prospectus, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address or phone number, as applicable:

Cheniere Energy, Inc.

700 Milam Street, Suite 1900

Houston, Texas 77002

(713) 375-5000

Attn: Investor Relations

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COMPANY INFORMATION

We are incorporated under the laws of the state of Delaware. Our principal executive offices are located at 700 Milam Street, Suite 1900, Houston, Texas 77002, and our telephone number at that address is (713) 375-5000.

SUMMARY OF THE OFFERING

The following is a brief summary of the terms of this offering and the notes. We provide the following summary solely for your convenience. This summary is not a complete description of this offering or the notes. You should read the full text and more specific details contained elsewhere in this prospectus supplement. With respect to the discussion of the terms of the notes on the cover page, in this section and in the section entitled “Description of the Notes,” the words “Cheniere,” “we,” “our,” “us” and “the company” refer only to Cheniere Energy, Inc. and not to any of its subsidiaries. For a more detailed description of the notes, see “Description of the Notes” in this prospectus supplement. Unless otherwise indicated, when we refer to the principal amount of the notes, we are referring to $1,000 principal amount at maturity of the notes (and not the accreted amount of the notes on any particular date) and when we refer to the conversion price per $1,000 principal amount of notes, we are referring to $1,000 principal amount of the notes at maturity (and not the accreted amount of the notes on any particular date) divided by the applicable conversion rate.

Issuer	Cheniere Energy, Inc., a Delaware corporation.

Notes Offered	$ aggregate principal amount of % Convertible Senior Notes due 2045.

Maturity Date	March 15, 2045, unless earlier purchased or redeemed by us or converted.

Interest Rate	% per year. Interest will accrue from the date of issuance or from the most recent date to which interest has been paid or duly provided for, and will be payable semiannually in arrears on and of each year, beginning on , 2015.

Ranking	The notes will be our senior unsecured obligations and will rank:

•	senior in right of payment to any of our future indebtedness that is expressly subordinated in right of payment to the notes;

•	equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated; and

•	effectively subordinated in right of payment to any of our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness.

In addition, the notes will be structurally subordinated to all existing and future indebtedness (including trade payables) of our subsidiaries, as well as to any of our existing or future indebtedness that may be guaranteed by any of our subsidiaries (to the extent of any such guarantee).

As of December 31, 2014, we had no secured indebtedness outstanding and our subsidiaries had $9,243 million of outstanding indebtedness and other liabilities (before discounts and premiums); this amount does not take into account $2.0 billion aggregate principal amount of senior secured notes issued by Sabine Pass Liquefaction, LLC on March 3, 2015. As of December 31, 2014, our total consolidated indebtedness was $9,990 million (before discounts and premiums). The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise.

Use of Proceeds	We estimate that the net proceeds from this offering, after deducting estimated expenses payable by us and the underwriters’ discount, will be approximately $ million. We intend to use the net proceeds for general corporate purposes.

Conversion Rights	Holders may convert their notes at their option prior to the close of business on the business day immediately preceding December 15, 2044, but only under the following circumstances:

•	during any fiscal quarter commencing after (and only during such fiscal quarter), if the daily VWAP (as defined herein) of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day;

•	during the five consecutive business-day period after any five consecutive trading-day period (the “measurement period”) in which the trading price (as defined herein) per $1,000 principal amount of notes for each trading day of such measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such trading day;

•	if we have elected to terminate the conversion rights for such notes as described under “Description of the Notes — Conversion Rights — Termination of Conversion Rights”;

•	if those notes have been called for redemption as described under “Description of the Notes — Conversion Rights — Conversion Upon Notice of Redemption”; or

•	upon the occurrence of specified corporate events described under “Description of the Notes — Conversion Rights — Conversion Upon Specified Corporate Events.”

On or after December 15, 2044 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances.

The conversion rate will initially equal shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $ per share of common stock), subject to adjustment as described in this prospectus supplement.

In addition, following the occurrence of a make-whole fundamental change (as defined herein) on or prior to March 15, 2020 or the occurrence of a conversion termination date on or prior to March 15, 2020, we will, in certain circumstances, increase the conversion rate for a holder that converts its notes in connection with such make-whole fundamental change or such termination of conversion rights. See “Description of the Notes — Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Termination of Conversion Rights.” You will not receive any additional cash payment representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be paid by the cash, shares of our common stock or a combination of cash and shares of our common stock paid or delivered, as the case may be, to you upon conversion of a note. See “Description of the Notes — Conversion Rights — General.”

Settlement Upon Conversion	We may elect to deliver to holders in full satisfaction of our conversion obligation:

•	solely shares of our common stock, together with cash in lieu of fractional shares, which we refer to as a “physical settlement”;

•	solely cash without any delivery of shares of our common stock, which we refer to as a “cash settlement”; or

•	a combination of cash and shares of our common stock, together with cash in lieu of fractional shares, which we refer to as a “combination settlement.”

The amount of cash, if we elect cash settlement, or the amount of cash and the number of shares of our common stock, if any, if we elect a combination settlement, will be based on a daily conversion value (as defined herein) for each of the 25 consecutive trading days during the cash settlement averaging period (as defined herein).

We will from time to time make an election with respect to the settlement method, which election shall be effective until we provide notice of an election of a different settlement method. We initially elect combination settlement and a specified dollar amount (as defined herein) of $1,000. If we choose to elect a different settlement method in the future, we will provide to all holders of the notes, the trustee and the conversion agent a notice of the newly chosen settlement method and the effective date of such newly chosen method. We may not change a settlement method after the 30th scheduled trading day preceding the maturity date or, with respect to notes converted in connection with a redemption or a termination of conversion rights, after we have provided a notice of redemption of the notes or conversion rights termination notice, as applicable. Prior to the 30th scheduled trading day preceding the maturity date of the notes, we will have the right to irrevocably elect combination settlement with a specified dollar amount of $1,000. Following such irrevocable election, we will not have the right to change the settlement method. See “Description of the Notes — Conversion Rights — Settlement Upon Conversion.”

Sinking Fund	None.

Termination of Conversion Rights	We may elect during a 30 consecutive trading day period to terminate the right of holders to convert all or part of their notes if the daily VWAP of our Common Stock is greater than or equal to 130% of the conversion price for at least 20 trading days during such 30 consecutive trading day period. If we elect to terminate the conversion rights of all or part of the notes on or prior to March 15, 2020, the conversion rate for any notes converted in connection with such termination of conversion rights will be increased as set forth under “Description of the Notes — Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Termination of Conversion Rights.”

Optional Redemption	After March 15, 2020, we may, at our option, redeem all or part of the notes at a redemption price equal to the accreted amount of the notes to be redeemed, plus accrued but unpaid interest, if any, to but excluding the redemption date.

Fundamental Change	If we undergo a “fundamental change” (as defined under “Description of the Notes — Purchase Rights of Holders — Fundamental Change Permits Holders to Require Us to Purchase Notes”), you may require us to purchase for cash all or part of your notes. The fundamental change purchase price will equal 100% of the accreted amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

Events of Default	Except as described under “Description of the Notes — Events of Default,” if an event of default with respect to the notes occurs, holders may, upon satisfaction of certain conditions, accelerate the accreted principal amount of the notes plus accrued and unpaid interest. In addition, the accreted principal amount of the notes plus accrued and unpaid interest will automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving us.

Book-Entry Form

The notes will be issued in book-entry form and will be represented by one or more permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

No Prior Market	The notes are a new issue of securities and there is no existing market for the notes, and we do not intend to list the notes on any national securities exchange. Our common stock is listed on NYSE MKT, LLC (“NYSE MKT”) under the symbol “LNG.” If no active trading market for the notes develops, you may not be able to resell your notes at their fair market value or at all. Future trading prices of the notes will depend on many factors, including the market price of our common stock, prevailing interest rates, our operating results and the market for similar securities.

Certain U.S. Federal Income Tax Consequences	For a discussion of certain U.S. federal income tax consequences relating to the purchase, ownership and disposition of the notes and the shares of our common stock into which the notes are convertible, see “Certain U.S. Federal Income Tax Consequences.”

Original Issue Discount	The notes may be issued with original issue discount (“OID”) for U.S. federal income tax purposes. If the notes are issued with OID, U.S. holders, whether on the cash or accrual method of tax accounting, will be required to include any amounts representing OID in gross income (as ordinary income) on a constant yield to maturity basis for U.S. federal income tax purposes in advance of the receipt of cash payments to which such income is attributable. For further discussion, see “Certain U.S. Federal Income Tax Consequences.”

Trustee, Paying Agent and Conversion Agent	The Bank of New York Mellon.

Risk Factors	See “Risk Factors” beginning on page S-7 for a discussion of factors that should be considered before investing in the notes.

RATIO OF EARNINGS TO FIXED CHARGES

The table below provides our ratio of earnings to fixed charges for each of the years ended December 31, 2014, 2013, 2012, 2011 and 2010. We have derived these ratios from our historical consolidated financial statements. The following should be read in conjunction with our consolidated financial statements, including the notes thereto, and the other financial information included or incorporated by reference herein.

	Year ended December 31,
	2014		2013		2012		2011	2010
Ratio of Earnings to Fixed Charges	—	(1)	—	(1)	—	(1)	1.24x	1.42x

(1)	For the years ended December 31, 2014, 2013 and 2012, earnings were not adequate to cover fixed charges by $673.7 million, $556.2 million and $105.3 million, respectively.

In calculating the foregoing ratios, “earnings” represent the aggregate of (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, net of (x) interest capitalized, (y) preference security dividend requirements of consolidated subsidiaries, and (z) the non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges, and “fixed charges” represent the sum of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference securities dividend requirements of consolidated subsidiaries. A “preference security dividend” means the amount of pre-tax earnings that is required to pay the dividends on outstanding preference securities.

RISK FACTORS

The securities offered by this prospectus supplement may involve a high degree of risk. You should carefully read and consider each of the following risk factors and the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2014, together with all of the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, may also impair or adversely affect our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.

Risks Related to the Notes and our Common Stock

The notes are effectively subordinated to any of our existing and future secured debt and structurally subordinated to the liabilities of our subsidiaries.

The notes will be our general unsecured obligations and will rank equally in right of payment with our other existing and future senior unsecured indebtedness and senior in right of payment to any of our indebtedness that is contractually subordinated to the notes. As of December 31, 2014, our total consolidated indebtedness was $9,990 million (before discounts and premiums); this amount does not take into account $2.0 billion aggregate principal amount of senior secured notes issued by Sabine Pass Liquefaction, LLC on March 3, 2015. The notes will also be effectively subordinated to any of our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. As of December 31, 2014, we had no secured indebtedness outstanding. The provisions of the indenture governing the notes will not prohibit us from incurring additional secured indebtedness in the future. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral securing such indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full.

Our subsidiaries will not guarantee the notes. Accordingly, the notes will also be structurally subordinated to all existing and future unsecured and secured liabilities and preferred equity of our subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, we, as a common equity owner of such subsidiary, and, therefore, holders of our debt, including holders of the notes, will be subject to the prior claims of such subsidiary’s creditors and preferred equity holders. As of December 31, 2014, our subsidiaries had $9,243 million of outstanding indebtedness and other liabilities (before discounts and premiums). As of December 31, 2014, other than the Class B Units of Cheniere Energy Partners, L.P., the holders of which have a preference over the holders of the subordinated units of Cheniere Energy Partners, L.P. in the event of a liquidation or merger, combination or sale of substantially all of its assets, our subsidiaries had no outstanding preferred equity securities. The provisions of the indenture governing the notes will not prohibit our subsidiaries from incurring additional indebtedness or issuing preferred equity in the future.

Our significant level of indebtedness could limit cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations and impair our ability to satisfy our obligations under the notes.

We have a significant amount of indebtedness. As of December 31, 2014, our total consolidated indebtedness was $9,990 million (before discounts and premiums); this amount does not take into account $2.0 billion aggregate principal amount of senior secured notes issued by Sabine Pass Liquefaction, LLC on March 3, 2015. We may also incur additional indebtedness to meet future financing needs. Our indebtedness could have significant negative consequences for our business, results of operations and financial condition, including:

•	increasing our vulnerability to adverse economic and industry conditions;

•	limiting our ability to obtain additional financing;

•	requiring the dedication of portions of our cash flow from operations to service our indebtedness, thereby reducing the amount of our cash flow available for other purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business;

•	restricting our operational flexibility due to restrictive covenants that will limit our ability to explore certain business opportunities, dispose of assets and take other actions;

•	increasing dilution experienced by our existing stockholders as a result of the conversion of the notes into shares of common stock; and

•	placing us at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources.

As of December 31, 2014, our annual debt service obligation on our outstanding indebtedness was approximately $574 million. We may be unable to maintain sufficient cash reserves, our business may not generate cash flow from operations at levels sufficient to permit us to pay principal, premium, if any, and interest on our indebtedness, or our cash needs may increase. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if we failed to comply with the various requirements of these notes, or any indebtedness that we have incurred or may incur in the future, we would be in default, which would permit the holders of the affected notes or other indebtedness to accelerate the maturity of such notes or other indebtedness and could cause defaults under our other indebtedness. Any default under these notes or any indebtedness that we have incurred or may incur in the future could have a material adverse effect on our business, results of operations and financial condition.

We may not have the ability to raise the funds necessary to finance any required purchases of the notes upon the occurrence of a “fundamental change,” which would constitute an event of default under our indenture.

If a fundamental change (as defined under “Description of the Notes — Purchase Rights of Holders — Fundamental Change Permits Holders to Require Us to Purchase Notes”) occurs, you will have the right, at your option, to require us to purchase for cash any or all of your notes, or any portion of the principal amount thereof such that the principal amount that remains outstanding of each note purchased in part equals $1,000 or an integral multiple of $1,000 in excess thereof. The fundamental change purchase price will equal 100% of the accreted amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date. However, we may not have sufficient funds at the time we are required to purchase the notes surrendered therefor and we may not be able to arrange necessary financing on acceptable terms, if at all.

We have not established a sinking fund for payment of the notes, nor do we anticipate doing so. In addition, we may in the future enter into credit agreements or other agreements that may contain provisions prohibiting redemption or repurchase of the notes under certain circumstances. If a fundamental change occurs at a time when we are prohibited from purchasing the notes, we could seek a waiver from our other creditors or attempt to refinance the notes. If we were not able to obtain such a waiver, we would not be permitted to purchase the notes. Our failure to purchase tendered notes would constitute an event of default under the indenture governing the notes, which might constitute a default under the terms of our other indebtedness.

Our revenues and results of operations may fluctuate as a result of factors beyond our control, which may cause volatility in the price of our shares to common stock, and consequently could materially and adversely affect the trading price of the notes.

Our common stock is listed on NYSE MKT under the symbol “LNG.” Our performance, as well as the risks discussed herein, government or regulatory action, tax laws, interest rates and general market conditions could have a significant impact on the future market price of our common stock, which could materially and adversely affect the trading price of the notes. Some of the factors that could negatively affect our share price or result in fluctuations in the price of our common stock include:

•	actual or anticipated variations in our quarterly or annual financial results or those of other companies in our industry;

•	changes to our earnings estimates or publications of research reports about us or the industry;

•	issuance of additional equity securities, which causes further dilution to stockholders;

•	changes in government regulation or proposals applicable to us;

•	actual or potential non-performance by any customer or a counterparty under any agreement to which we or one of our affiliates is a party;

•	announcements made by us or our competitors of significant contracts;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	fluctuations in interest rates or inflationary pressures and other changes in the investment environment that affect returns on invested assets;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	the failure of securities analysts to cover our common stock or changes in financial or other estimates by analysts;

•	changes to our creditworthiness;

•	the market for similar securities;

•	additions or departures of key personnel;

•	reaction to the sale or purchase of company stock by our executive officers;

•	changes in tax law;

•	speculation in the press or investment community; and

•	general market, economic and political conditions.

If our revenues and results of operations fluctuate as a result of one or more of these developments, the price of our common stock may be volatile, which could materially and adversely affect the trading price of the notes. Further, because the notes are convertible into shares of our common stock, volatility or depressed market prices of our common stock could have a similar effect on the trading price of the notes. Holders who receive shares of our common stock upon conversion of the notes will also be subject to the risk of volatility and depressed market prices of our common stock.

The conversion rights with respect to the notes can be terminated at our option under certain circumstances.

We will have the right, at our option, to elect to terminate the right of the holders to convert all or a portion of their notes if the daily VWAP has been greater than or equal to 130% of the conversion price then in effect for each of at least 20 trading days in a 30 consecutive trading-day period. The termination of the conversion rights with respect to the notes could materially and adversely affect the trading price of the notes. Our exercise of this right to terminate the conversion rights of holders of the notes will permit holders to convert their notes for the 25-day period prior to the conversion termination date, but if holders do not convert their notes prior to the conversion termination date, they shall thereafter have no rights to convert the notes.

If we terminate the conversion rights with respect to less than all of the notes, certain notes may cease to be convertible and such notes will not be fungible with the convertible notes.

If we exercise our option to terminate the right of the holders to convert their notes with respect to less than all of the notes, and holders of less than the applicable portion of notes as to which we have terminated the conversion rights elect to convert their notes, then a portion of outstanding notes will cease to be convertible. Such notes will be represented by a new form of note, with a new CUSIP number, and will not be fungible with the outstanding notes that retain their conversion rights. The trading price of the notes that cease to have conversion rights will likely be materially lower than the trading price of notes that retain conversion rights. In addition, an active trading market may not develop for the notes that cease to have conversion rights, and any such market that may develop may have limited liquidity, which may additionally adversely affect the trading price of such notes.

We may redeem notes prior to maturity at their accreted amount.

After March 15, 2020, the notes may be redeemed at our option for the accreted amount, as described below under “Description of the Notes — Optional Redemption.” Redemption of the notes is a conversion contingency entitling holders of the notes to convert the notes. See “Description of the Notes — Conversion Rights.” However, the conversion rate at the time that we elect to exercise our redemption option may adversely affect the value you will receive upon conversion. Prior to March 15, 2045, the accreted amount will be less than $1,000 per $1,000 principal amount of notes. While the exercise of our option to redeem the notes will provide holders the ability to convert their notes, the trading price of our common stock could be lower than the conversion price at the time we exercise our option to redeem the notes. Consequently, in this situation, holders could be faced with the choice of being redeemed at the accreted amount or converting at a time when the value of our common stock is below the conversion price and/or decreasing.

The conditional conversion feature of the notes could result in your receiving less than the value of the cash, shares of our common stock or combination of cash and shares of our common stock into which a note would otherwise be convertible.

Prior to the close of business on the business day immediately preceding December 15, 2044, the notes are convertible into, at our option, cash, shares of our common stock or a combination of cash and shares of our common stock only if specified conditions are met. If these specified conditions are not met, you will not be able to convert your notes until December 15, 2044, and you may not be able to receive the value of the consideration into which the notes would otherwise be convertible. Therefore, you may not be able to realize the appreciation, if any, in the value of our common stock after the issuance of the notes and prior to such date. In addition, the inability to freely convert may also adversely affect the trading price of the notes and your ability to resell the notes.

The conditional conversion features of the notes, if triggered, may adversely affect our financial condition.

If one of the conversion contingencies is triggered, holders of notes will be entitled to convert the notes at any time during specified periods. See “Description of the Notes — Conversion Rights.” If one or more holders elect to convert their notes, we may be required to settle all or a portion of our conversion obligation through the payment of cash, which could adversely affect our liquidity and various aspects of our business (including our credit ratings and the trading price of the notes).

The settlement feature of the notes may have adverse consequences.

The settlement feature of the notes, as described under “Description of the Notes — Conversion Rights — Settlement Upon Conversion,” may:

•	result in holders receiving no shares of our common stock upon conversion or fewer shares relative to the conversion value of the notes;

•	reduce our liquidity;

•	delay holders’ receipt of the consideration due upon conversion; and

•	subject holders to the market risks of our shares before receiving any shares upon conversion.

That is, upon conversion of the notes, you will receive, at our election, cash, shares or a combination of cash and shares. In the event that we elect cash settlement or combination settlement, the consideration that you will receive upon conversion will be based upon the VWAP of our common stock for each of the 25 trading days during the applicable cash settlement averaging period described under “Description of the Notes — Conversion Rights — Settlement Upon Conversion.” Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected. See “Description of the Notes — Conversion Rights — Settlement Upon Conversion.”

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, certain dividends on our common stock, the issuance of certain rights, options or warrants to holders of our common stock, subdivisions or combinations of our common stock, certain distributions of assets, debt securities, capital stock or cash to holders of our common stock and certain tender or exchange offers, as described under “Description of the Notes — Conversion Rights — Conversion Rate Adjustments.” The conversion rate will not be adjusted for other events, such as a payment of certain dividends on our common stock, an issuance of our common stock for cash or the conversion of the convertible notes previously issued to certain investors into shares of our common stock, that may adversely affect the trading price of the notes and the market price of our common stock. There can be no assurance that an event will not occur that is adverse to the interests of the holders of the notes and their value, but does not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute a “fundamental change,” in which case we would not be obligated to offer to purchase the notes.

Upon the occurrence of a “fundamental change” (as defined under “Description of the Notes — Purchase Rights of Holders — Fundamental Change Permits Holders to Require Us to Purchase Notes”), you will have the option to require us to repurchase all or any portion of your notes for cash. However, the definition of “fundamental change” is limited to specified corporate events and may not include other events that might adversely affect our financial condition or the trading price of the notes. For example, events such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to purchase the notes. In the event of any such events, the holders of the notes would not have the right to require us to purchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the trading price of the notes.

The adjustment to the conversion rate for notes converted in connection with certain make-whole fundamental change transactions or in connection with a termination of conversion rights, in each case, occurring on or prior to March 15, 2020 may not adequately compensate holders for the lost option time value of their notes as a result of any such transaction or termination.

If certain transactions that constitute a make-whole fundamental change occur on or prior to March 15, 2020, or if we elect to terminate the conversion right with respect to the notes on or prior to March 15, 2020, under certain circumstances and subject to certain limitations, we will increase the conversion rate by a number of additional shares of our common stock. This increased conversion rate will apply only to holders who convert their notes in connection with any such transaction or any such termination. The number of additional shares of our common stock will be determined based on the date on which the make-whole fundamental change transaction becomes effective or the first date on which the conversion termination threshold was met during the 30 trading-day period immediately preceding the date on which we deliver the related conversion rights termination notice to holders, as the case may be, and the price paid (or deemed paid) per share of our common stock in such transaction or such termination, as described under “Description of the Notes — Adjustment to Conversion Rate Upon Conversion in Connection With a Make-Whole Fundamental Change or Termination of Conversion Rights.” While the increase in the conversion rate is designed to compensate holders for the lost option time value of the notes as a result of such transaction or such termination, the increase in the conversion rate is only an approximation of such lost value and may not adequately compensate holders for such loss. In addition, notwithstanding the foregoing, if the price paid (or deemed paid) for our common stock in the transaction or termination of conversion rights is greater than $        per share or less than $        per share (in each case, subject to adjustment under certain circumstances), then we will not be required to adjust the conversion rate if you convert your notes in connection with such transaction. Moreover, in no event will the total number of shares of our common stock issuable upon the conversion of the notes exceed                  per $1,000 principal amount of notes, subject to adjustment under certain circumstances.

Furthermore, the definition of make-whole fundamental change that will be contained in the indenture is limited to certain enumerated transactions. As a result, the make-whole fundamental change provisions of the indenture will not afford protection to holders of the notes in the event that other transactions occur that could adversely affect the option value of the notes. For example, transactions, such as a spin-off or sale of a subsidiary with volatile earnings, or a change in our subsidiaries’ lines of business, could significantly affect the trading characteristics of our common stock and thereby reduce the option value embedded in the notes without triggering a make-whole fundamental change.

Our obligation to increase the conversion rate upon certain make-whole fundamental change transactions could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The issuance of additional stock in connection with acquisitions or otherwise will dilute all other stock holdings and could affect the market price of our common stock and, therefore, the trading price of the notes.

As of December 31, 2014, we have an aggregate of approximately 173,488,975 shares of common stock that are authorized and unissued or held as treasury shares and not reserved for issuance under our option and compensation plans or under other convertible or derivative instruments, including the notes. We may issue all of these shares without any action or approval by our stockholders. The issuance of these unreserved shares in connection with acquisitions or otherwise, as well as any shares of our common stock issued in connection with the exercise of stock options, restricted stock units, under convertible or derivative instruments or otherwise would dilute the notional percentage ownership held by the investors who purchase our notes. In addition, we may issue a substantial number of shares of our common stock upon conversion of the notes. We cannot predict the size of the future issuances or the effect, if any, that they may have on the market price for our common stock.

Future sales of our common stock in the public market or the issuance of securities senior to our common stock could adversely affect the market price of our common stock and, in turn, the trading price of the notes and our ability to raise funds in new stock offerings.

We expect that the trading price of the notes will depend on a variety of factors, including, without limitation, the market price of our common stock. Sales by us or our stockholders of a substantial number of shares of our common stock in the public markets after the date of this prospectus supplement and the concurrent transactions, or the perception that these sales might occur, could cause the market price of our common stock and the trading price of the notes to decline or could impair our ability to raise capital through a future sale of, or pay for acquisitions using, our equity or equity-related securities. In addition, the market price of our common stock also could be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that we expect to develop involving our common stock by holders of the notes. The hedging or arbitrage could, in turn, affect the trading price of the notes and/or the market price of any shares of our common stock that holders of the notes receive upon conversion of their notes.

We may issue shares of our common stock or equity securities senior to our common stock in the future for a number of reasons, including to finance our operations and business strategy, to adjust our ratio of debt-to-equity, to satisfy our obligations upon the exercise of options or for other reasons. In addition, we have filed registration statements covering approximately 8,076,460 shares of common stock that are either issuable upon the exercise of outstanding options or reserved for future issuance pursuant to our stock plans as of December 31, 2014. No prediction can be made as to the effect, if any, that future sales or issuance of shares of our common stock or other equity securities, or the availability of shares of our common stock or such other equity securities for future sale or issuance, will have on the market price of our common stock or the trading price of the notes.

We expect that the trading price of the notes will be significantly affected by changes in the market price of our common stock, the interest rate environment and our credit quality, each of which could change substantially at any time.

We expect that the trading price of the notes will depend on a variety of factors, including, without limitation, the market price of our common stock, the interest rate environment and our credit quality. Each of these factors may be volatile, and may or may not be within our control.

Changes in interest rates, or expected future interest rates, during the term of the notes may affect the trading price of the notes. Because interest rates and interest rate expectations are influenced by a wide variety of factors, many of which are beyond our control, we cannot assure you that changes in interest rates or interest rate expectations will not adversely affect the trading price of the notes.

Furthermore, the trading price of the notes will likely be significantly affected by any change in our credit quality. Because our credit quality is influenced by a variety of factors, some of which are beyond our control, we cannot guarantee that we will maintain or improve our credit quality during the term of the notes. In addition, because we may choose to take actions that adversely affect our credit quality, such as incurring additional debt, there can be no guarantee that our credit quality will not decline during the term of the notes, which would likely negatively impact the trading price of the notes.

There is currently no public market for the notes, and an active trading market may not develop for the notes. The failure of a market to develop for the notes could adversely affect the liquidity and value of your notes.

The notes are a new issue of securities, and there is no existing market for the notes. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. A market may not develop for the notes, and there can be no assurance as to the liquidity of any market that may develop for the notes. If an active, liquid market does not develop for the notes, the market price and liquidity of the notes may be adversely affected. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the market price of our common stock, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. Historically, the market for convertible debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the notes will be subject to disruptions which may have a negative effect on the holders of the notes, regardless of our operating results, financial performance or prospects.

Recent regulatory actions may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors that employ a convertible arbitrage strategy with respect to convertible debt instruments typically implement that strategy by selling short the common stock underlying the convertible notes and dynamically adjusting their short position while they hold the notes. As a result, any specific rules regulating short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales in our common stock could adversely affect the ability of investors in, or potential purchasers of, the notes to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the notes. This could, in turn, adversely affect the trading price and liquidity of the notes.

The SEC and other regulatory and self-regulatory authorities have implemented various rule changes and are expected to adopt additional rule changes in the future that may impact those engaging in short selling activity involving equity securities (including our common stock), including Rule 201 of SEC Regulation SHO, the Financial Industry Regulatory Authority, Inc.’s “Limit Up-Limit Down” program, market-wide circuit breaker systems that halt trading of stock for certain periods following specific market declines, and rules stemming from the enactment and implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Past regulatory actions, including emergency actions or regulations, have had a significant impact on the trading prices and liquidity of equity-linked instruments. Any governmental action that similarly restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock could similarly adversely affect the trading price and the liquidity of the notes.

The accounting method for convertible debt securities that may be settled in cash, such as the notes, could have a material effect on our reported financial results.

In May 2008 (and effective for fiscal years beginning after December 15, 2008), the Financial Accounting Standards Board, which we refer to as FASB, issued FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement), and which subsequently was codified under FASB Accounting Standards Codification (“ASC”) Section 470-20, Debt with Conversion and other Options. Under ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on the accounting for the notes is that the equity component is required to be included in the additional paid-in capital section of equity on our consolidated balance sheets and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the accretion of the discounted carrying value of the notes to their face amount over the terms of the notes. This could adversely affect our reported or future financial results, the market price of our common stock and the trading price of the notes. In addition, under certain circumstances, convertible debt instruments (such as the notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, then our diluted earnings per share would be adversely affected.

You may be subject to tax upon an adjustment to, or a failure to adjust, the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of certain cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received for U.S. federal income tax purposes a taxable dividend to the extent of our earnings and profits without the receipt of any cash. In addition, a failure to adjust (or adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. Such deemed dividend may be subject to U.S. federal withholding tax or backup withholding, which may be set off against subsequent payments of cash and common stock payable on the notes (or, in certain circumstances, against any payments on our common stock). See “Description of the Notes — Conversion Rights — Conversion Rate Adjustments” and “Certain U.S. Federal Income Tax Consequences.”

If a make-whole fundamental change event occurs on or prior to March 15, 2020 or we terminate the conversion rights with respect to the notes on or prior to March 15, 2020, under some circumstances, we will increase the conversion rate for the notes converted in connection with such make-whole fundamental change or termination of conversion rights. Such increase may be treated as a distribution subject to U.S. federal income tax as a dividend. Such deemed dividend may be subject to U.S. federal withholding tax or backup withholding, which may be set off against payments on the notes or common stock. See “Certain U.S. Federal Income Tax Consequences.”

The notes may be issued with OID for U.S. federal income tax purposes.

The notes will be treated as issued with OID for U.S. federal income tax purposes if the difference between the principal amount of the notes and their issue price is equal to or greater than a statutory de minimis amount. If the notes are issued with OID, U.S. holders will be required to include such OID in gross income (as ordinary income) on a constant yield to maturity basis in advance of the receipt of cash payment thereof, regardless of such holders’ method of accounting for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Consequences — Consequences to U.S. Holders — Stated Interest and OID on the Notes.”

If a bankruptcy petition were filed by or against us under the U.S. Bankruptcy Code after the issuance of the notes, the claim by any holder of the notes for the principal amount of the notes may be limited to an amount equal to the sum of:

•	the original issue price for the notes; and

•	that portion of the OID (if any) that does not constitute “unmatured interest” for purposes of the U.S. Bankruptcy Code.

Any OID that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of the notes under these circumstances may receive a lesser amount than they would be entitled to receive under the terms of the indenture governing the notes, even if sufficient funds were available.

Certain provisions in the notes and the indenture could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, the ability of holders to exercise their rights associated with a potential fundamental change or a make-whole fundamental change.

Certain provisions in the notes and the indenture could make it more difficult or more expensive for a third party to acquire us. For example, if an acquisition event constitutes a fundamental change, holders of the notes will have the right to require us to purchase their notes in cash. Such an acquisition event may also trigger the availability for holders of the notes to convert their notes. In addition, if an acquisition event constitutes a make-whole fundamental change and such event occurs on or prior to March 15, 2020, we may be required to increase the conversion rate for holders who convert their notes in connection with such make-whole fundamental change. In any of these cases, and in other cases, our obligations under the notes and the indenture as well as provisions of our organizational documents and other agreements could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management. For additional information about our organizational documents and other agreements and their potential effect on transactions involving a change of control, see “Description of Capital Stock.”

The notes may not be rated or may receive a lower rating than anticipated.

We do not intend to seek a rating on the notes. However, if one or more rating agencies rates the notes and assigns the notes a rating lower than the rating expected by investors, or reduces their rating in the future, the trading price of the notes and the market price of our common stock could be harmed.

In addition, the trading price of the notes is directly affected by market perceptions of our creditworthiness. Consequently, if a credit ratings agency downgrades or withdraws its rating of any of our debt, or puts us on credit watch, the trading price of the notes is likely to decline.

The notes are not protected by financial or restrictive covenants.

The indenture governing the notes will not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture governing the notes will not contain any covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change involving us except to the extent described under “Description of the Notes — Recapitalizations, Reclassifications and Changes of Our Common Stock,” “Description of the Notes — Adjustment to Conversion Rate Upon Conversion in Connection With a Make-Whole Fundamental Change or Termination of Conversion Rights,” “Description of the Notes — Purchase Rights of Holders — Fundamental Change Permits Holders to Require Us to Repurchase Notes,” and “Description of the Notes — Consolidation, Merger and Sale of Assets.” Accordingly, under the indenture, we could enter into certain transactions, such as acquisitions, refinancings or recapitalizations, that could affect our capital structure and the value of the notes and common stock but would not constitute a fundamental change or a make-whole fundamental change under the terms of the notes.

Holders of the notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to our common stock.

Holders of the notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) until the time at which they become record holders of our common stock, but holders of the notes will be subject to all changes affecting our common stock. For example, in the event that an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder’s conversion of its notes (in the case of physical settlement), or the last trading day of the applicable cash settlement averaging period (in the case of combination settlement), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock. In addition, because of the conditional conversion, and the settlement features of the notes, which would permit us to satisfy our obligation upon conversion solely in cash should we so elect to do so, you may not be able to convert your notes until December 15, 2044, and you may not receive any shares upon conversion.

USE OF PROCEEDS

Our proceeds from the sale of the notes in this offering will be $             million, after deducting estimated fees and estimated offering expenses of approximately $            . We intend to use all of the net proceeds from this offering for general corporate purposes.

DESCRIPTION OF THE NOTES

We will issue the notes under a senior debt indenture, which we refer to as the base indenture, between us and The Bank of New York Mellon, as trustee, which we refer to as the trustee, as supplemented by a supplemental indenture with respect to the notes, which we refer to as the supplemental indenture. We refer to the base indenture and the supplemental indenture, collectively, as the indenture. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act.

You may request a copy of the indenture from us as described under “Where You Can Find More Information.”

The following description is a summary of the material provisions of the notes and (solely as it applies to the notes) the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

For purposes of this description, references to “Cheniere,” “we,” “our” and “us” refer only to Cheniere Energy, Inc. and not to its subsidiaries.

Unless otherwise indicated in this “Description of the Notes,” when we refer to the principal amount of the notes, we are referring to $1,000 principal amount at maturity of the notes (and not the accreted amount of the notes on any particular date) and when we refer to the conversion price per $1,000 principal amount of notes, we are referring to $1,000 principal amount of the notes at maturity divided by the applicable conversion rate.

General

The notes:

•	will be our general unsecured, senior obligations;

•	will initially be limited to an aggregate principal amount of $ ;

•	will bear cash interest from the date of issuance at an annual rate of % payable on and of each year, beginning on , 2015;

•	will be redeemable prior to maturity at our option as described below under “— Optional Redemption;”

•	will be subject to purchase by us for cash at the option of the holders following a fundamental change (as defined below under “— Purchase Rights of Holders — Fundamental Change Permits Holders to Require Us to Purchase Notes”), at a price equal to 100% of the accreted amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date;

•	will mature on March 15, 2045, unless earlier converted, repurchased or redeemed;

•	will be issued in denominations of $1,000 principal amount and integral multiples thereof; and

•	will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “— Book-Entry, Settlement and Clearance.”

Subject to fulfillment of certain conditions and during the periods described below, the notes may be converted at a conversion rate initially equal to              shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $             per share of common stock). The conversion rate is subject to adjustment if certain events occur. See “— Conversion Rate Adjustments” and “— Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Termination of Conversion Rights.”

We will settle the conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under “— Conversion Rights — Settlement Upon Conversion.” You will not be entitled to receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture, as it relates to the notes, will not contain any financial covenants and will not restrict us from paying dividends or issuing or repurchasing our other securities. Other than the restrictions described under “— Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “— Purchase Rights of Holders — Fundamental Change Permits Holders to Require Us to Purchase Notes” and “— Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Termination of Conversion Rights,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event we subsequently increase our borrowings substantially or engage in a transaction that substantially increases our debt to equity ratio (each of which would be an example of a highly leveraged transaction) or in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without notice to or the consent of the holders, issue additional notes under the indenture with substantially the same terms as the notes offered hereby (other than with respect to (i) the date of issuance, (ii) the issue price, (iii) transfer restrictions, if applicable, (iv) whether or not additional interest is payable thereon, if applicable (to the extent such additional notes are issued with a different CUSIP number than the notes) and (v) in the event of a partial termination of conversion rights, lack of conversion rights, if applicable) in an unlimited aggregate principal amount; provided that no additional notes may be issued with the same CUSIP number as other notes unless it is so permitted in accordance with applicable law and such additional notes are fungible with such other notes for U.S. federal income tax purposes. We may also from time to time repurchase notes in open market purchases or negotiated transactions without giving prior notice to holders. Any notes purchased by us will be retired and no longer outstanding under the indenture.

We do not intend to list the notes on a national securities exchange or an interdealer quotation system.

The notes will not have the benefit of a sinking fund.

Except to the extent the context otherwise requires, we use the term “note” in this prospectus supplement to refer to $1,000 principal amount at maturity of notes. We use the term “common stock” in this prospectus to refer to our common stock, par value $0.003 per share. References in this prospectus supplement to a “holder” or “holders” of notes that are held through DTC are references to owners of beneficial interests in such notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such notes for all purposes.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay the principal of and interest on notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. We will pay the principal of any certificated notes at the office or agency designated by us for that purpose. We will pay interest on any certificated note by check mailed to the address of the registered holder of such note; provided, however, that we will pay interest to any holder of more than $2,000,000 aggregate principal amount of certificated notes by wire transfer in immediately available funds to an account within the United States designated by such holder in a written application delivered by such person to the trustee and the paying agent not later than the record date for the relevant interest payment, which application will remain in effect until such holder notifies the trustee and paying agent, in writing, to the contrary.

We have initially designated the trustee as our paying agent and registrar and its agency in New York, New York as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar.

A holder of notes in global form may transfer its notes in accordance with the applicable procedures of the depositary and the indenture. A holder of certificated notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note surrendered for conversion or repurchase upon a fundamental change or any note selected for redemption.

Interest

The notes will bear cash interest at a rate of             % per year until maturity. Interest on the notes will accrue from the most recent date on which interest has been paid or duly provided for, or if no interest on the notes has been paid or duly provided for, the date of initial issuance. Interest will be payable semiannually in arrears on and            of each year, beginning on            , 2015.

Interest will be paid to the person in whose name a note is registered at the close of business on or            , as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date, the maturity date, any fundamental change purchase date, redemption date or conversion date of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest as the sole remedy relating to the failure to comply with our reporting obligations as described under “— Events of Default.”

Ranking

The notes will be the direct unsecured obligations of Cheniere Energy, Inc. The notes will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness. The notes will be structurally subordinated to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, and will be effectively subordinated to any of our existing and future secured indebtedness, to the extent of the value of our assets that secure such indebtedness. The notes will also be structurally subordinated to any of our existing and future indebtedness that may be guaranteed by our subsidiaries, to the extent of any such guarantees. As of December 31, 2014, we had no secured indebtedness outstanding and our subsidiaries had $9,243 million of outstanding indebtedness and other liabilities (before discounts and premiums); this amount does not take into account $2.0 billion aggregate principal amount of senior secured notes issued by Sabine Pass Liquefaction, LLC on March 3, 2015.

As of December 31, 2014, our total consolidated indebtedness was $9,990 million (before discounts and premiums); this amount does not take into account $2.0 billion aggregate principal amount of senior secured notes issued by Sabine Pass Liquefaction, LLC on March 3, 2015. In the event of a bankruptcy, liquidation or dissolution of us, holders of the notes will participate ratably with all holders of our unsecured senior indebtedness and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets.

Optional Redemption

We shall have the right, at our option, at any time after March 15, 2020, to redeem all or, from time to time, any part of the notes at a redemption price payable in cash equal to the accreted amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, such redemption date. The accreted amount of the notes shall be the amount set forth in the following table per $1,000 principal amount of the notes, expressed as a percentage of $1,000 principal amount of the notes, as of the specified dates during the period from the closing date through the maturity date:

		Accreted Amount
Period	Date	As % of Par	Dollars

	March 15, 2045	100.00%	$1000.00

If any date where the accreted amount must be determined for purposes of the indenture is between two consecutive dates set forth above, the accreted amount will be determined by a straight-line interpolation between the accreted amount set forth for such two dates, based on a 365-day year.

If less than all the notes are to be redeemed at any time pursuant to an optional redemption, the particular notes to be redeemed shall be selected, not more than 60 days prior to the redemption date, by the trustee, from the outstanding notes not previously called for redemption, by lot, on a pro rata basis among the classes of notes or by such other method as the trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of the notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a note not redeemed to less than $1,000.

Notwithstanding the foregoing, and anything to the contrary in the indenture or the notes, (i) if the redemption date with respect to a note is after a regular record date for the payment of an installment of interest and on or before the corresponding interest payment date, then accrued and unpaid interest on such note to, but excluding, such redemption date shall be paid, on such redemption date, to the holder of such note at the close of business on such regular record date, and the holder surrendering such note for redemption shall not be entitled to any such interest, unless such holder was also the holder of record of such note at the close of business on such regular record date and (ii) in no event shall we redeem any notes at a time when we have failed to pay interest on the notes and such failure to pay is continuing.

We will provide notice of any redemption not more than 60, and not less than 30 calendar days prior to the related redemption date. Such notice shall state, among other things, any change in the settlement method we have previously selected with respect to notes converted in connection with such redemption and the conversion rate and, if applicable, the adjustment to the conversion rate.

Conversion Rights

General

Prior to the close of business on the business day immediately preceding December 15, 2044, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings “— Conversion Upon Satisfaction of Sale Price Condition,” “— Conversion Upon Satisfaction of Trading Price Condition,” and “— Conversion Upon Specified Corporate Events.” On or after December 15, 2044, holders may convert each of their notes at the applicable conversion rate at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date irrespective of the foregoing conditions.

The conversion rate will initially equal              shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $             per share of common stock). Upon the conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under “— Settlement Upon Conversion.” If we satisfy our conversion obligation in solely cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as defined below under “— Settlement Upon Conversion”) calculated on a proportionate basis for each trading day in a 25 trading day cash settlement averaging period (as defined below under “— Settlement Upon Conversion”). The trustee will initially act as the conversion agent.

The conversion rate and the equivalent conversion price per $1,000 principal amount of the notes at maturity in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. A holder may convert less than the entire principal amount of its notes so long as the principal amount of each note that remains outstanding that is not converted in full equals $1,000 principal amount at maturity or an integral multiple thereof.

If a holder of notes has submitted notes for purchase by us upon a fundamental change, the holder may convert those notes only if that holder first withdraws its purchase notice.

Upon conversion of a note, you will not receive any separate cash payment for accrued and unpaid interest thereon (including original issue discount), if any, except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of fractional shares as described under “— Settlement Upon Conversion.” Our payment or delivery, as the case may be, to you of the amount of cash, number of shares of our common stock or the combination of cash and shares of our common stock, if applicable, together with any cash payment for any fractional share, as the case may be, into which your note is convertible, will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the note; and

•	accrued and unpaid interest (including original issue discount), if any, on the note, to, but not including, the conversion date.

As a result, accrued and unpaid interest (including original issue discount), if any, to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon conversion of a note into a combination of cash and shares of our common stock, accrued and unpaid interest (including original issue discount) will be deemed to be paid first out of any cash paid upon such conversion.

Notwithstanding the preceding paragraph, if the notes are converted in connection with a termination of conversion rights prior to March 15, 2020, then a holder will receive, in addition to the cash and shares of common stock, if any, due upon conversion, a cash payment representing accrued and unpaid interest to the conversion date; provided that no such payment shall be required to be made if such conversion occurs after a record date and on or prior to the next succeeding interest payment date and such accrued and unpaid interest is paid in accordance with the paragraph below.

Notwithstanding the second paragraph immediately preceding this paragraph, if notes are converted after 5:00 p.m., New York City time, on a record date for the payment of interest, holders of such notes at 5:00 p.m., New York City time, on such record date will receive the interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes, upon surrender for conversion during the period from 5:00 p.m., New York City time, on any record date to 9:00 a.m., New York City time, on the immediately following interest payment date, must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made:

•	for conversions following the record date immediately preceding the maturity date;

•	if we have specified a fundamental change purchase date that is after a record date and on or prior to the business day immediately following the corresponding interest payment date;

•	if we have specified a redemption date that is after a record date and on or prior to the corresponding interest payment date;

•	if, in connection with a termination of conversion rights prior to March 15, 2020, we have specified a conversion termination date that is after a record date and on or prior to the corresponding interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion thereof, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Holders may surrender their notes for conversion into an amount of cash and a number of shares of our common stock, if any, under the following circumstances:

Conversion Upon Satisfaction of Sale Price Condition

Prior to the close of business on the business day immediately preceding December 15, 2044, holders may surrender their notes for conversion during any fiscal quarter commencing after             , 2015 (and only during such fiscal quarter), if the daily VWAP of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day.

“Trading day” means a scheduled trading day on which (i) trading in our common stock generally occurs on NYSE MKT or, if our common stock is not then listed on NYSE MKT, on the principal other United States national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a United States national or regional securities exchange, on the principal other market on which our common stock is then traded and (ii) there is no market disruption event. If our common stock is not so listed or traded, “trading day” means a “business day.” For purposes of this “— Conversion Upon Satisfaction of Sale Price Condition,” “market disruption event” means, if our common stock is listed for trading on NYSE

MKT or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any trading day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or futures contracts relating to our common stock.

Conversion Upon Satisfaction of Trading Price Condition

Prior to the close of business on the business day immediately preceding December 15, 2044, a holder of notes may surrender all or a portion of its notes for conversion during the five business day period after any five consecutive trading day period, which we refer to as the measurement period, in which the trading price per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of that measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on such trading day.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $5.0 million principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided that, if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $5.0 million principal amount of the notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. Any such determination will be conclusive absent manifest error. If (i) we do not so instruct the bid solicitation agent to obtain bids when required, or the bid solicitation agent fails to solicit bids when required, (ii) we are acting as bid solicitation agent and we fail to obtain bids when so required or (iii) the trading price is otherwise not determined as required, the trading price per $1,000 principal amount of the notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each day we or it fails to do so. We will be the initial bid solicitation agent.

The “last reported sale price” of our common stock on any trading day means the closing sale price per share (or if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant trading day, the “last reported sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Link LLC or a similar organization. If our common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and last ask prices for our common stock on the relevant trading day from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. Any such determination will be conclusive absent manifest error.

For purposes of the foregoing, the bid solicitation agent (if other than us) shall have no obligation to solicit secondary market bid quotations for the notes for purposes of this subsection unless we have requested it to do so; and we shall have no obligation to make such request (or, if we are acting as bid solicitation agent, we shall have no obligation to determine the trading price) unless a holder of a note provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. At such time, we shall, or shall instruct the bid solicitation agent to (if the bid solicitation agent is other than us), determine the trading price per $1,000 principal amount of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. If the trading price condition has been met, we will so notify the holders, the trustee and the conversion agent (if other than the trustee). If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will so notify the holders, the trustee and the conversion agent (if other than the trustee).

Conversion Upon Specified Corporate Events

Certain Distributions

If we elect to:

•	issue to all or substantially all holders of our common stock rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of announcement of such issuance to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance; or

•	distribute to all or substantially all holders of our common stock our assets, debt securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the last reported sale price of our common stock on the trading day preceding the date of announcement for such distribution;

we must notify the holders of the notes at least 30 scheduled trading days prior to the ex-dividend date (as defined herein) for such issuance or distribution. Holders may surrender their notes for conversion at any time during the period beginning on the 30th scheduled trading day immediately prior to the ex-dividend date for such issuance or distribution and ending on the earlier of (i) 5:00 p.m., New York City time, on the business day immediately preceding such ex-dividend date or (ii) our announcement that such issuance or distribution will not take place, even if the notes are not otherwise convertible at such time. A holder may not convert any of its notes based on this conversion contingency if we provide that holders of the notes shall participate, at the same time and upon the same terms as holders of our common stock and as a result of holding the notes, in the relevant transaction described above without having to convert their notes as if they held a number of shares of common stock equal to the applicable conversion rate multiplied by the principal amount (expressed in thousands) of notes held by such holder.

Certain Corporate Events

If (i) a transaction or event that constitutes a “make-whole fundamental change” (as defined under “— Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Termination of Conversion Rights”) occurs or (ii) we are a party to (a) a consolidation, merger or binding share exchange, pursuant to which our common stock would be converted into cash, securities or other assets (other than any transaction effected solely to change our jurisdiction of incorporation or to form a holding company for us and that results in a share exchange or reclassification or similar exchange of our outstanding common stock solely into shares of common stock or other common equity interests of the surviving entity (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ rights)) or (b) a sale, conveyance, transfer or lease of all or substantially all of our assets, the notes may be surrendered for conversion at any time from or after the date which is 20 scheduled trading days prior to the anticipated effective date of the transaction (or, if later, the business day after we give notice of such transaction) until the close of business, (i) if such transaction or event is a fundamental change, on the business day immediately preceding the related fundamental change purchase date and (ii) otherwise, on the 35th business day immediately following the effective date of such transaction or event. We will notify holders and the trustee of such a transaction:

•	as promptly as practicable following the date we publicly announce such transaction but in no event less than 20 scheduled trading days prior to the anticipated effective date of such transaction; or

•	if we do not have knowledge of such transaction at least 20 scheduled trading days prior to the anticipated effective date of such transaction, within two business days of the date upon which we receive notice, or otherwise become aware, of such transaction, but in no event later than the actual effective date of such transaction.

Conversions Upon Termination of Conversion Rights

If we elect to terminate the conversion rights with respect to any of the notes, a holder may surrender such notes for conversion at any time on or prior to the 25th trading day following the date of the conversion rights termination notice, even if the notes are not otherwise convertible at such time, after which time a holder’s right to convert such notes will terminate.

Conversions Upon Notice of Redemption

If we call any or all of the notes for redemption, a holder may surrender any or all of its notes for conversion which have been called for redemption at any time prior to the close of business on the third scheduled trading day prior to the related redemption date, even if such notes are not otherwise convertible at such time, after which time a holder’s right to convert such notes will expire unless we default in the payment of the redemption price.

Conversions on or After December 15, 2044

On or after December 15, 2044, a holder may convert any of its notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions.

Conversion Procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any. As such, if you are a beneficial owner of the notes, you must allow for sufficient time to comply with DTC’s procedures if you wish to exercise your conversion rights.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

We refer to the date you comply with the relevant procedures for conversion described above and any other procedures for conversion set forth in the indenture as the “conversion date.” If a holder has already delivered a fundamental change purchase notice as described under “— Purchase Rights of Holders” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn such notice in accordance with the indenture.

Settlement Upon Conversion

Upon conversion, we may choose to pay or deliver, as the case may be, either cash, which we refer to as cash settlement, shares of our common stock, which we refer to as physical settlement, or a combination of cash and shares of our common stock, which we refer to as combination settlement, as described below. We refer to each of these settlement methods as a “settlement method.”

We will, from time to time, make an election with respect to the settlement method and the specified dollar amount (as defined below), if applicable, that we choose to satisfy our obligation upon conversion, which election shall be effective until we provide notice of an election of a different settlement method or specified dollar amount, as applicable. However, we will always use the same settlement method and specified dollar amount, if applicable, for all conversions occurring on any given conversion date. We will initially be deemed to have elected combination settlement and a specified dollar amount equal to $1,000. It is our current intent and policy to settle conversions through combination settlement with a specified dollar amount equal to $1,000. If we elect a different settlement method of our conversion obligation and/or reset the specified dollar amount in the future, we will provide to all holders of the notes, the trustee and the conversion agent a notice of the newly chosen settlement method and/or specified dollar amount, as applicable, and the effective date of such newly chosen settlement method and/or specified dollar amount; provided that such effective date may be no earlier than the second trading day preceding the date on which we provide such notice. If the newly chosen settlement method is combination settlement and we fail to specify a specified dollar amount in our notice of such newly chosen settlement method, we will be deemed to have elected that the specified dollar amount will equal $1,000. Simultaneously with providing such notice, we will issue a press release containing the relevant information and make such information available on our website. We may not change a settlement method or the specified dollar amount after the 30th scheduled trading day preceding the maturity date or, with respect to notes converted in connection with a redemption or a termination of conversion rights, after we have provided a notice of redemption of the notes or a conversion rights termination notice, as applicable. Prior to such date, we will have the right to irrevocably elect combination settlement with a specified dollar amount equal to $1,000 by delivering notice to all holders of the notes, the trustee and the conversion agent and issuing a press release containing the relevant information and make such information available on our website. Following such irrevocable election, we will not have the right to change the settlement method.

Settlement amounts will be computed as follows:

•	if we elect physical settlement, we will deliver to the converting holder a number of shares of our common stock equal to the product of (i) the aggregate principal amount of notes to be converted, divided by $1,000 and (ii) the applicable conversion rate (plus cash in lieu of any fractional share of our common stock issuable upon conversion);

•	if we elect cash settlement, we will pay to the converting holder, in respect of each $1,000 principal amount of notes being converted, cash in an amount equal to the sum of the daily conversion values for each of the 25 consecutive trading days during the related cash settlement averaging period; and

•	if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder, in respect of each $1,000 principal amount of notes being converted, a “settlement amount” equal to the sum of the daily settlement amounts for each of the 25 consecutive trading days during the cash settlement averaging period (plus cash in lieu of any fractional share of our common stock issuable upon conversion).

The “daily settlement amount,” for any of the 25 consecutive trading days during a cash settlement averaging period, shall consist of:

•	cash equal to the lesser of (i) the amount of cash specified, or deemed specified, in the notice indicating our chosen settlement method (the “specified dollar amount”) divided by 25 (such quotient being referred to as the “daily specified dollar amount”) and (ii) the daily conversion value for such trading day; and

•	if the daily conversion value exceeds the daily specified dollar amount, a number of shares of common stock equal to (i) the difference between the daily conversion value and the daily specified dollar amount, divided by (ii) the daily VWAP for such trading day.

“Daily conversion value” means, for any of the 25 consecutive trading days during a cash settlement averaging period, one-twenty-fifth (1/25th) of the product of (i) the applicable conversion rate and (ii) the daily VWAP on such trading day.

“Daily VWAP” means, for any trading day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “LNG.Q<equity>AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Cash settlement averaging period” with respect to any note means:

•	subject to the immediately following bullet, the 25 consecutive trading day period beginning on, and including, the third trading day immediately following the related conversion date;

•	if the relevant conversion date occurs after the date of an issuance of a redemption notice and on or prior to the third scheduled trading day immediately preceding the related redemption date, the 25 consecutive trading day period beginning on, and including, the 27th scheduled trading day preceding the redemption date; and

•	subject to the immediately preceding bullet, for any note having a conversion date occurring during the period beginning on, and including, the 30th scheduled trading day preceding the maturity date, and ending at 5:00 p.m., New York City time, on the second scheduled trading day immediately prior to the maturity date, the 25 consecutive trading days beginning on, and including, the 27th scheduled trading day prior to the maturity date or, if such day is not a trading day, the immediately following trading day.

For the purposes of determining amounts due upon conversion only, “trading day” means a scheduled trading day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our common stock generally occurs on NYSE MKT or, if our common stock is not then listed on NYSE MKT, on the principal other United States national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a United States national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, “trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day on the principal United States national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, “scheduled trading day” means a “business day.”

For the purposes of determining amounts due upon conversion, “market disruption event” means (i) a failure by the principal United States national or regional securities exchange or market on which our common stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.

We will deliver the consideration due in respect of conversion (i) no later than the third business day immediately following the relevant conversion date if we elect physical settlement; provided that for all such conversions occurring on or after the 30th scheduled trading day immediately preceding the maturity date or any redemption date, we will deliver our conversion obligation on the maturity date or such redemption date, (ii) except to the extent otherwise provided under “— Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Termination of Conversion Rights,” no later than the third business day immediately following the last trading day of the relevant cash settlement averaging period, in the case of any other settlement method (and delivery on such third business day shall be deemed timely and shall not result in any default under the notes even if such business day occurs after the maturity date of the notes) and (iii) with respect to notes converted in connection with a partial termination of conversion rights, (x) on the third business day immediately following the applicable conversion termination date if we elect physical settlement and (y) on the third business day immediately following the 28th trading day after the applicable conversion termination date, in the case of any other settlement method.

We will pay cash in lieu of the delivery of any fractional share of common stock issuable upon conversion (i) based on the daily VWAP of the common stock on the relevant conversion date or, if such conversion date is not a trading day, the immediately preceding trading day (if we elect physical settlement), or (ii) based on the daily VWAP on the last trading day of the relevant cash settlement averaging period (in the case of any other settlement method). We will calculate the whole number of shares and the amount of any fractional share due upon conversion of a note based on the entire principal amount of such note that is converted.

Each conversion will be deemed to have been effected as to any notes surrendered for conversion at the close of business on the conversion date; provided, however, that, except to the extent provided below under “— Conversion Rate Adjustments,” the person in whose name any shares of our common stock shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on the conversion date (if we elect physical settlement) or the last trading day of the applicable cash settlement averaging period (in the case of combination settlement).

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of our common stock and as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held, in respect of each $1,000 principal amount of notes, a number of shares of our common stock equal to the applicable conversion rate.

(1)	If we exclusively issue shares of our common stock as a dividend or distribution on all or substantially all shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;

OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date, as applicable; and

OS1 = the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, or the outstanding shares of common stock are not so split or combined, as the case may be, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution or to effect such share split or share combination, to the conversion rate that would then be in effect if such dividend or distribution or share split or share combination had not been declared.

(2)	If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the date of announcement of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;

X = the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of common stock are not delivered upon the expiration of such rights, options or warrants, the conversion rate shall be readjusted to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

For purposes of this clause (2) and for purposes of the provisions set forth above under “— Conversion Upon Specified Corporate Events,” in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at a price per share that is less than such average of the last reported sale prices of our common stock for the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of the common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.

(3)	If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•	dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below; and

•	spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the conversion rate will be increased based on the following formula:

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0 = the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, other assets, or property of ours or rights, options or warrants to acquire our capital stock or other securities distributed with respect to each outstanding share of our common stock as of the open of business on the ex-dividend date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received as if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared.

If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:

•	we will not adjust the conversion rate pursuant to the clauses above until the earliest of these triggering events occurs; and

•	we will readjust the conversion rate to the extent any of these rights, options or warrants are not exercised before they expire or are terminated.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to any subsidiary or other business unit of ours, and such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a United States national securities exchange or a reasonably comparable non-U.S. equivalent, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such spin-off;

CR1 = the conversion rate in effect immediately after the open of business on the ex-dividend date for such spin-off;

FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under “— Conversion Upon Satisfaction of Trading Price Condition” as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading-day period after, and including, the ex-dividend date for such spin-off (the “valuation period”); and

MP0 = the average of the last reported sale prices of our common stock over the valuation period.

If the first trading day of the relevant cash settlement averaging period (in the case of a conversion to which cash or combination settlement is applicable) or the conversion date (in the case of a conversion to which physical settlement is applicable) occurs after the first trading day of the valuation period for a spin-off, but on or before the last trading day of the valuation period for such spin-off, the valuation period for determining the conversion rate applicable to such conversion shall be deemed to end on the trading day immediately preceding the first trading day of the relevant cash settlement averaging period, or the conversion date (as the case may be). If, however, the first trading day of the relevant cash settlement averaging period (in the case of a conversion to which cash or combination settlement is applicable) or the conversion date (in the case of a conversion to which physical settlement is applicable) is on the first trading day of the valuation period for a spin-off, then the valuation period shall be one trading day, with the reference in the above definition of “FMV0” to 10 trading days being deemed replaced with a reference to one trading day; provided further, that if one or more trading days of any cash settlement averaging period (in the case of a conversion to which cash or combination settlement is applicable) or the conversion date (in the case of a conversion to which physical settlement is applicable) occurs on or after the ex-dividend date for a spin-off, but on or prior to the first trading day of the valuation period, then such cash settlement averaging period will be suspended on the first such trading day and will resume on the second trading day of the valuation period for such spin-off, or such conversion date will be deemed to occur on the second trading of the valuation period for such spin-off, as applicable, with references in the above definition of “FMV0” to 10 trading days being deemed replaced with a reference to one trading day.

(4)	If we pay any cash dividend or distribution to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1 = the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0 = the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C = the amount in cash per share that we distribute to all or substantially all holders of our common stock.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received as if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution. Such increase shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to pay such dividends or distributions, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(5)	If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), the conversion rate will be increased based on the following formula:

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the expiration date;

CR1 = the conversion rate in effect immediately after the close of business on the expiration date;

AC = the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of our common stock outstanding immediately prior to the expiration time of the tender or exchange offer on the expiration date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 = the number of shares of our common stock outstanding immediately after the expiration time of the tender or exchange offer on the expiration date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 = the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the expiration date (the “averaging period”).

If the first trading day of the relevant cash settlement averaging period (in the case of a conversion to which cash or combination settlement is applicable) or the conversion date (in the case of a conversion to which physical settlement is applicable) occurs after the first trading day of the averaging period for a tender offer or exchange offer, but on or before the last trading day of the averaging period for such tender offer or exchange offer, the averaging period for determining the conversion rate applicable to such conversion shall be deemed to end on the trading day immediately preceding the first trading day of the relevant cash settlement averaging period or the conversion date (as the case may be). If, however, the first trading day of the relevant cash settlement averaging period (in the case of a conversion to which cash or combination settlement is applicable) or the conversion date (in the case of a conversion to which physical settlement is applicable) is on the first trading day of the averaging period for a tender offer or exchange offer, then the averaging period shall be one trading day, and the reference in the above definition of “SP1” to 10 trading days shall be deemed replaced with a reference to one trading day. If a holder converts a note when physical settlement is applicable to such note and any conversion rate adjustment described above has become effective on or prior to the applicable conversion date, but the holder will be entitled to participate in the event giving rise to such adjustment on account of the shares it receives upon conversion of such note, then, notwithstanding anything to the contrary herein, we will calculate our conversion obligation to such holder as if such conversion rate adjustment had not been required under the indenture (and treat such holder as entitled to participate in such event on account of the shares it receives upon conversion of such note).

Notwithstanding anything to the contrary herein, if a holder converts a note when combination settlement is applicable to such note and the daily settlement amount for any trading day during the cash settlement averaging period applicable to such note:

•	is calculated based on a conversion rate adjusted on account of any event described in clauses (1) through (5) above; and

•	includes any shares of our common stock that, but for this provision, would entitle their holder to participate in such event;

then, although we will otherwise treat such holder as the holder of record of such shares of our common stock on the last trading day of such cash settlement averaging period, we will not permit such holder to participate in such event on account of such shares of our common stock.

In addition, if a holder converts a note and:

•	the record date, effective date or expiration date for any event that requires an adjustment to the conversion rate under any of clauses (1) through (5) above occurs:

•	on or after the first trading day of such cash settlement averaging period; and

•	on or prior to the last trading day of such cash settlement averaging period; and

•	the daily settlement amount for any trading day in such cash settlement averaging period that occurs on or prior to such record date, effective date or expiration date:

•	includes shares of our common stock that do not entitle their holder to participate in such event; and

•	is calculated based on a conversion rate that is not adjusted on account of such event;

then, on account of such conversion, we will, on such record date, effective date or expiration date, treat such holder, as a result of having converted such notes, as though it were the record holder of a number of common shares equal to the total number of common shares that:

•	are deliverable as part of the daily settlement amount:

•	for a trading day in such cash settlement averaging period that occurs on or prior to such record date, effective date or expiration date; and

•	is calculated based on a conversion rate that is not adjusted for such event; and

•	if not for this provision, would not entitle such holder to participate in such event.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities. If, however, the application of the foregoing formulas would result in a decrease in the conversion rate, except to the extent of any readjustment to the conversion rate, no adjustment to the conversion rate will be made (other than as a result of a reverse share split, share combination or readjustment).

“Ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

To the extent permitted by applicable law, we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. income tax treatment of an adjustment to the conversion rate, see “Certain U.S. Federal Income Tax Consequences.”

We do not currently have a stockholder rights plan in effect. If you convert a note and at the time of such conversion we have a stockholder rights plan in effect, then, on the conversion date for your note (if physical settlement applies to your note) or on any trading day in the cash settlement averaging period applicable to your note (if combination settlement applies to your note), you will receive, in addition to any shares of common stock received in connection with such conversion on such conversion date or on such trading day, as the case may be, rights under the stockholder rights plan for each share of common stock issued upon such conversion, unless prior to such conversion date or trading day, as the case may be, the rights have separated from and are no longer stapled to the common stock, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of rights issued under such stockholder rights plan.

Notwithstanding any of the foregoing, the applicable conversion rate will not be adjusted:

•	on account of stock repurchases that are not tender offers referred to in clause (5) above, including structured or derivative transactions, or transactions pursuant to a stock repurchase program approved by our board of directors or a committee thereof or otherwise;

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or agreement of or assumed by us or any of our subsidiaries;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a change in the par value of our common stock;

•	for accrued and unpaid interest, if any; or

•	for an event otherwise requiring an adjustment, as described herein, if such event is not consummated.

In addition, before taking any action that would cause an adjustment to the conversion rate such that the conversion price would be reduced below the then par value, if any, of the shares of common stock issuable upon conversion of the notes, we will take all corporate action that may, in the opinion of counsel, be necessary so that we may validly and legally issue shares of such common stock at such adjusted conversion rate.

Notwithstanding anything to the contrary herein, except on and after the first trading day of any cash settlement averaging period with respect to a note and on or prior to the last trading day of such cash settlement averaging period, we will not be required to adjust the conversion rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made upon the occurrence of (i) the effective date for any make-whole fundamental change, (ii) a redemption date and (iii) in the case of any note to which physical settlement applies, upon the conversion date, and in the case of a note to which cash or a combination settlement applies, on the first trading day of the applicable cash settlement averaging period. In addition, we shall not account for such deferrals when determining whether any of the conditions to conversion have been satisfied.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share.

Termination of Conversion Rights

We may elect, in our sole discretion and subject to the equity conditions described below, to terminate the rights of the holders to convert all or part of their notes if the daily VWAP has been greater than or equal to 130% of the applicable conversion price then in effect for each of at least 20 trading days (whether or not consecutive) during a 30 consecutive-trading-day period (such period, the “conversion termination trigger period”). To elect to terminate such conversion rights, we must deliver an irrevocable notice to holders of the notes within five trading days of the end of such conversion termination trigger period (such notice, the “conversion rights termination notice”). Holders may convert any such notes (even if the notes are not otherwise convertible at such time) at any time on or prior to the 25th trading day following the date of such conversion rights termination notice (the “conversion termination date”). The holders’ rights to convert such notes shall terminate after the conversion termination date, and thereafter the holders shall have no rights to convert such notes.

If the conversion termination date occurs on or prior to March 15, 2020, the conversion rate for any notes converted in connection with such termination of conversion rights will be increased as set forth under “Description of the Notes — Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Termination of Conversion Rights.”

Notwithstanding the foregoing, we may only exercise our option to terminate the conversion right pursuant to the paragraphs above if all of the conditions listed below (the “equity conditions”) are satisfied on each day during the period (x) commencing ten days prior to the date a conversion rights termination notice is mailed to holders and (y) ending on the conversion termination date (the “equity conditions measuring period”). The equity conditions are as follows:

•	either (1) all shares of our common stock issuable upon conversion of the notes that are held by non-affiliates of ours shall be eligible for sale without the need for registration under any applicable federal or state securities laws or (2) a shelf registration statement registering the resale of the shares of our common stock issuable upon conversion of the notes has been filed by us and been declared effective by the SEC or is automatically effective and is available for use, and we expect such shelf registration statement to remain effective and available for use from the date of the conversion rights termination notice until 30 days following the conversion termination date;

•	during the equity conditions measuring period, our common stock is listed or traded on NYSE MKT, the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two trading days and occurring prior to the applicable date of determination due to business announcements by us) nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market;

•	prior to the date of mailing of a conversion rights termination notice, to the extent any notes have been delivered to us for conversion in accordance with the terms of the notes, we shall have delivered cash or shares of our common stock, as applicable, upon conversion of the notes to the holders in accordance with the indenture;

•	any applicable shares of our common stock to be issued upon conversion may be issued in full without violating the rules or regulations of NYSE MKT, the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), as applicable; and

•	no default or event of default under the indenture shall have occurred and be continuing.

If the trustee selects a portion of a holder’s notes for termination of conversion rights and the holder converts a portion of such holder’s notes, the converted portion of such holder’s notes shall be deemed to be from the portion selected for termination of conversion rights.

If we exercise our right to terminate the conversion rights with respect to less than all of the notes (such amount, the “terminated portion”), and a portion of the notes in excess of the terminated portion are submitted for conversion in connection with such termination of conversion rights, the particular notes to be converted shall be selected, not later than one business day after the conversion termination date, by the trustee, from the outstanding notes submitted for conversion, by lot, on a pro rata basis among the notes or by such other method as the trustee shall deem fair and appropriate and which may provide for the selection for conversion of the terminated portion of the notes; provided, however, that no such partial conversion shall reduce the portion of the principal amount of a note not converted to less than $1,000.

If we exercise our right to terminate the conversion rights with respect to the terminated portion, and notes in principal amount at least equal to the terminated portion are not submitted for conversion in connection with such termination of conversion rights, then a portion of the notes shall no longer be entitled to conversion rights, which notes will be selected not later than one business day after the conversion termination date, by the trustee, from the outstanding notes not submitted for conversion, by lot, on a pro rata basis among the notes not submitted for conversion in connection with such termination of conversion rights or by such other method as the trustee shall deem fair and appropriate. We shall execute and the trustee shall authenticate and make available for delivery to the holders thereof new notes, in authorized denominations in like principal amount (subject to the applicable procedures of DTC in the case of global notes), representing the portion of such holders’ notes no longer entitled to conversion rights. We shall, at our own expense, as promptly as practicable obtain new CUSIP and ISIN numbers for any such new notes, and shall promptly notify the trustee and the applicable holders in writing of such new CUSIP and ISIN numbers.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of:

•	any recapitalization, reclassification or change of our common stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment is made pursuant to (1) above under “—Conversion Rights — Conversion Rate Adjustments” );

•	any consolidation, merger or combination involving us;

•	any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety; or

•	any statutory share exchange;

and, in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at the effective time of the transaction, the right to convert each $1,000 principal amount of notes based on a number of shares of common stock equal to the conversion rate will be changed into a right to convert such principal amount of notes based on the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof), which stock, other securities or other property or assets we refer to as the “reference property,” that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive upon such transaction. However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid and delivered, as the case may be upon conversion of the notes, as described above under “— Conversion Rights — Settlement Upon Conversion,” and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under “— Conversion Rights — Settlement Upon Conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under “— Conversion Rights — Settlement Upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP will be calculated based on the value of the amount and kind of reference property that a holder of one share of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the amount and type of reference property that a holder of one or more shares would have been entitled to receive in such transaction (and into which the notes will be convertible) will be deemed to be (x) based on the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election or (y) if no holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of our common stock. We will notify holders of the weighted average as soon as practicable after such determination is made. If the holders receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction, (i) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased by any additional shares as described under “—Adjustment to Conversion Rate upon Conversion in Connection with a Fundamental Change or Termination of Conversion Rights”), multiplied by the price paid per share of common stock in such transaction and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the third business day immediately following the conversion date. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

Adjustments of Prices

Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs or any function thereof, including the number of shares that would be deliverable, over a span of multiple days (including during a cash settlement averaging period), we will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the effective date, ex-dividend date or expiration date, as the case may be, of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs or functions thereof, including the number of shares that would be deliverable, are to be calculated.

Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Termination of Conversion Rights

If (i) an event occurs that is a fundamental change (as defined below and determined after giving effect to any exceptions, exclusions and provisos to such definition) or would be a fundamental change, but for the exclusion in section (i) of the proviso in clause (2) of the definition thereof (any such event, a “make-whole fundamental change”) on or prior to March 15, 2020 or (ii) we terminate the right of holders to convert all or any portion of the notes on or prior to March 15, 2020 as described under “— Conversion Rights — Termination of Conversion Rights,” and a holder elects to convert its notes in connection with such make-whole fundamental change or termination of conversion rights, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock, which we refer to as the “additional shares,” as described below. A conversion of notes will be deemed for these purposes to be “in connection with” a make-whole fundamental change if the notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the fundamental change up to, and including, the close of business on the business day immediately prior to the related fundamental change purchase date, or, if such make-whole fundamental change is not also a fundamental change, the 35th business day immediately following the effective date for such make-whole fundamental change. A conversion shall be deemed to be “in connection with” a termination of conversion rights if the notice of conversion of the notes is received by the conversion agent from, and including, the date of the conversion rights termination notice and prior to the close of business on the conversion termination date. Notwithstanding anything to the contrary in the indenture or the notes, in the event that a conversion may be deemed to be both “in connection with” a make-whole fundamental change and “in connection with” a termination of conversion rights, such conversion will be deemed to be “in connection with” a make-whole fundamental change and not “in connection with” a termination of conversion rights.

Upon surrender of notes for conversion in connection with a fundamental change or a termination of conversion rights, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement as described under “— Conversion Rights — Settlement Upon Conversion.” Notwithstanding anything to the contrary herein, if the consideration paid for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is comprised entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount equal to the applicable conversion rate (including any adjustment as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the third business day following the conversion date. Otherwise, we will settle any conversion of notes following the effective date of a make-whole fundamental change as described above under “— Conversion Rights — Settlement Upon Conversion.” We will notify holders of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which (i) with respect to a make-whole fundamental change occurring on or prior to March 15, 2020, the make-whole fundamental change occurs or becomes effective or (ii) with respect to any conversion in connection with a termination of conversion rights on or prior to March 15, 2020, the first date on which the conversion termination threshold was met during the 30 trading-day period immediately preceding the date on which we provide the related conversion rights termination notice to holders, which, in either case, we refer to as the effective date, and the stock price, determined as described in this paragraph. “Conversion termination threshold” with respect to a trading day means the daily VWAP being greater than or equal to 130% of the conversion price then in effect for each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading-day period ending on, and including, such trading day. If the holders of our common stock receive only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be (i) for any other make-whole fundamental change, the average of the last reported sale prices of our common stock over the ten trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change and (ii) with respect to any conversion in connection with a termination of conversion rights, the average of the last reported sale prices of our common stock over the ten consecutive trading days ending two trading days prior to the date on which we provide the related conversion rights termination notice to holders. The conversion rate shall not be subject to increase under this section if the effective date of a make-whole fundamental change or a termination of conversion rights occurs after March 15, 2020.

On and prior to March 15, 2020, the stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise required to be adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and at the same time as the conversion rate is required to be adjusted as set forth under “— Conversion Rights — Conversion Rate Adjustments.”

The following table sets forth the number of additional shares by which we will increase the conversion rate for a holder that converts its notes in connection with a make-whole fundamental change or with a termination of conversion rights having the stock price and effective date set forth below:

Stock Price
Effective Date

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•	if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•	if the stock price is greater than $ per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; or

•	if the stock price is less than $ per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate be increased on account of a make-whole fundamental change or a termination of conversion rights to exceed                 shares of common stock per $1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate is required to be adjusted as set forth under “— Conversion Rights — Conversion Rate Adjustments.” Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof could be subject to general equity principles including principles of reasonableness and equitable remedies.

Purchase Rights of Holders

Fundamental Change Permits Holders to Require Us to Purchase Notes

If a “fundamental change” (as defined below in this section) occurs at any time, you will have the right, at your option, to require us to purchase for cash any or all of your notes, or any portion thereof such that the principal amount that remains outstanding of each note that is not purchased in full equals $1,000 or an integral multiple thereof. The price we are required to pay, which we refer to as the fundamental change purchase price, will be equal to 100% of the accreted amount of the notes to be purchased plus accrued and unpaid interest, if any, to but excluding the fundamental change purchase date (unless the fundamental change purchase date is after a record date and on or prior to the interest payment date to which such record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such record date and the fundamental change purchase price will be equal to 100% of the accreted amount of the notes to be purchased). The fundamental change purchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below. Any notes purchased by us will be paid for in cash.

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

(1)	any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than us or our subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

(2)

consummation of (A) any recapitalization, reclassification or change of our common equity (other than changes resulting from a subdivision or combination) pursuant to which our common equity would be converted into, or exchanged for, or represent solely the right to receive, shares, stock, other securities, other property or assets (including cash or any combination thereof), (B) any share exchange, consolidation, merger or similar event involving us pursuant to which our common equity will be converted into, or exchanged for, or represent solely the right to receive, shares, stock, other securities, other property or assets (including cash or any combination thereof) or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one or more of our wholly owned subsidiaries (any such share exchange, consolidation, merger, similar event, transaction or series of transactions being referred to in this clause (2) as an “event”); provided, however, that any such event described in clause (A) or (B) above (i) where the persons that “beneficially owned,” directly or indirectly our voting shares, immediately prior to such event “beneficially own,” directly or indirectly, more than 50% of the total voting power of all outstanding classes of voting shares or stock of the continuing or surviving person or transferee or the parent thereof immediately after such event and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction, or (ii) effected solely to change our jurisdiction of incorporation or to form a holding company for us and that results in a share exchange or reclassification or similar exchange of the outstanding common stock solely into shares of common stock or other common equity interests of the surviving entity (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ rights) will not constitute a fundamental change;

(3)	our shareholders approve any plan or proposal for the liquidation or dissolution of us (other than in a transaction described in clause (2) above); or

(4)	our common stock ceases to be listed on NYSE MKT, the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

Notwithstanding the foregoing, a transaction or series of transactions described in clause (1) or clause (2) above (whether or not giving effect to the proviso in clause (2)) shall not constitute a fundamental change if at least 80% of the consideration received or to be received by the holders of our common shares (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in connection with such transaction or transactions consists of common shares traded on NYSE MKT, the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), or will be so traded immediately following such transaction, and, as a result of such transaction or transactions, such consideration will constitute “reference property” for the notes as described above under “— Recapitalizations, Reclassifications and Changes of Our Common Stock.” For the avoidance of doubt, a transaction or series of transactions that is not considered a fundamental change pursuant to this paragraph shall not be a fundamental change solely because such event could also be described by clause (1) or clause (2) above.

On or before the 20th calendar day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting purchase right. Such notice shall state, among other things:

•	the events causing a fundamental change;

•	the date of the fundamental change;

•	the last date on which a holder may exercise the purchase right;

•	the fundamental change purchase price;

•	the fundamental change purchase date;

•	if applicable, the name and address of the paying agent and the conversion agent;

•	if applicable, the applicable conversion rate and any adjustments to the applicable conversion rate;

•	if applicable, that the notes with respect to which a fundamental change purchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change purchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to purchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise the fundamental change purchase right, you must deliver, on or before the second business day immediately preceding the fundamental change purchase date, the notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled “Form of Fundamental Change Purchase Notice” on the reverse side of the notes duly completed, to the paying agent if the notes are certificated. Your purchase notice must state:

•	if certificated, the certificate numbers of your notes to be delivered for purchase;

•	the portion of the principal amount of notes to be purchased, which must be such that the principal amount that remains outstanding of each note that is not to be purchased in full equals $1,000 or an integral multiple thereof; and

•	that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

If the notes are not in certificated form, you must comply with DTC’s procedures for tendering interests in global notes.

No notes may be purchased at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change purchase price with respect to such notes).

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to purchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to purchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change purchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors — Risks Related to the Notes and to this Offering — We may not have the ability to raise funds necessary to settle conversions of the notes or to purchase the notes upon a fundamental change.” If we fail to purchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.

The fundamental change purchase rights of the holders could discourage a potential acquirer of us. The fundamental change purchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

Consolidation, Merger and Sale of Assets

The indenture will provide that we may not consolidate with, enter into a binding share exchange with, or merge with or into, another person or sell, assign, convey, transfer, lease or otherwise dispose of our properties and assets substantially as an entirety to any successor person, unless:

•	we are the surviving person or the successor person is a corporation organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes by supplemental indenture all of our obligations under the notes and the indenture;

•	immediately after giving effect to the transaction, no default or event of default with respect to the notes shall have occurred and be continuing; and

•	certain other conditions specified in the indenture are met.

Upon any such consolidation, exchange, merger or sale, assignment, conveyance, transfer, lease or other disposition of substantially all of our properties and assets as an entirety, the resulting, surviving or transferee corporation (if not us) shall succeed to us, and may exercise every right and power of ours, under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.

We shall deliver, or cause to be delivered, to the trustee an officer’s certificate and an opinion of counsel, each to the effect that all conditions precedent and covenants, if any, relating to such consolidation, exchange, merger, sale, conveyance, assignment, transfer, lease or other disposition provided for in the indenture and governing the notes or any applicable supplemental indenture have been complied with.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a “fundamental change” permitting each holder to require us to purchase the notes of such holder as described above.

Events of Default

Each of the following is an event of default with respect to the notes:

(1)	default in any payment of interest on any note when due and payable, and the default continues for a period of 30 days;

(2)	default in the payment of principal (or required portion thereof) of any note (including the fundamental change purchase price or the redemption price) when due and payable on the maturity date, upon required repurchase or redemption, upon declaration of acceleration or otherwise;

(3)	failure by us to comply with our obligation to convert the notes into cash, common stock or a combination of cash and common stock, as applicable, in accordance with the indenture upon exercise of a holder’s conversion right and that failure continues for five business days;

(4)	failure by us to comply with our obligations under “— Consolidation, Merger and Sale of Assets” above;

(5)	failure by us to issue a notice in accordance with the provisions of “Purchase Rights of Holders — Fundamental Change Permits Holders to Require Us to Purchase Notes” or “— Conversion Rights — Conversion Upon Specified Corporate Events” above for a period of five business days after such notice becomes due in accordance with the terms of the indenture;

(6)

failure by us for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding (a copy of which notice, if given by holders, must also be given to the trustee) has been received by us to comply with any of our agreements contained in the notes or the indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this section specifically provided for or which does not apply to the notes), which notice shall state that it is a “Notice of Default” under the indenture;

(7)	(a) failure by us (beyond any applicable grace period) to pay any indebtedness for borrowed money owed by us in an aggregate amount in excess of $100,000,000 (or its foreign currency equivalent at the time) or (b) the acceleration of the maturity of any of our indebtedness for borrowed money in an aggregate amount in excess of $100,000,000 (or its foreign currency equivalent at the time) because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled within a period of 30 days after written notice to us by the trustee or to us and the trustee by the holders of not less than 25% in aggregate principal amount of notes then outstanding (provided, however, that if any such failure or acceleration shall cease or be cured, waived, rescinded or annulled, then the event of default by reason thereof shall be deemed not to have occurred);

(8)	any final judgment (to the extent not covered by insurance) for the payment of money in excess of $100,000,000 is entered against the Company by a court or courts of competent jurisdiction, and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of such final judgment during which a stay of enforcement of such final judgment, by reason of pending appeal or otherwise, shall not be in effect; provided, however, that if any such final judgment described above requires the payment by the Company of money in excess of $100,000,000, which payment(s) are to be made over a stipulated future period after the date of such final judgment or upon or following the future occurrence of specified events, an event of default shall not occur under this clause (8), unless (i) any such payment is not made within 30 days of its due date and (ii) such amount that is not paid within 30 days of its due date, together with any other amounts in respect of such judgment that have become due and payable, including as a result of such nonpayment discussed in clause (i), and have not been paid, exceeds $100,000,000; or

(9)	certain events of bankruptcy, insolvency, or reorganization of us or any significant subsidiary (as defined in Article 1, Rule 1-02 of Regulation S-X) of ours.

If an event of default other than an event of default arising under clause (9) above with respect to us occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the then outstanding notes by notice to us and the trustee, may declare 100% of the accreted principal amount of, and accrued and unpaid interest, if any, on, all then outstanding notes to be due and payable. Upon such a declaration, such accreted principal amount and accrued and unpaid interest, if any, will be due and payable immediately. In addition, the indenture will provide that upon an event of default arising under clause (9) above with respect to us, 100% of the accreted principal amount of and accrued and unpaid interest on the notes will automatically become due and payable immediately. However, the effect of such provision may be limited by applicable law.

Notwithstanding anything to the contrary herein, the indenture will provide that the provisions of the indenture described in the paragraph above will be subject to the condition that if, at any time after the accreted principal amount of, and accrued and unpaid interest, if any, on, the notes shall have been so declared due and payable, and before any judgment for the payment of the moneys due shall have been obtained as provided in the indenture, we pay or deliver, as the case may be, or deposit with the trustee an amount of cash and a number of shares of common stock, if any (solely to settle outstanding conversions), sufficient to pay all matured installments of interest upon all the notes, all amounts of consideration due upon the conversion of any and all converted notes, and the accreted principal amount of, and accrued and unpaid interest, if any, on, all notes that shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the rate or rates, if any, specified in the notes to the date of such payment or deposit) and such amount as shall be sufficient to cover all amounts owing under the indenture to the trustee and its agents and counsel, and if rescission would not conflict with any judgment of a court of competent jurisdiction and any and all events of default under the indenture, other than the non-payment of the accreted principal amount of the notes that became due because of the acceleration, shall have been cured, waived or otherwise remedied as provided in the indenture, then the holders of a majority of the aggregate principal amount of notes then outstanding, by written notice to us and to the trustee, may waive all defaults and events of defaults with respect to the notes (other than a default or an event of default resulting from the failure to pay the fundamental change purchase price or redemption price of a note, to deliver the conversion obligation with respect to a note, or with respect to another covenant or provision of the indenture that cannot be modified or amended without the consent of each affected holder) and may rescind and annul the declaration of acceleration resulting from such defaults or events of default (other than those resulting from the failure to pay the fundamental change purchase price or redemption price of a note, to deliver the conversion obligation with respect to a note, or with respect to another covenant or provision of the indenture that cannot be modified or amended without the consent of each affected holder) and their consequences; provided, that no such rescission or annulment will extend to or will affect any subsequent default or shall impair any right consequent on such default.

Notwithstanding the foregoing, the indenture will provide that, to the extent we so elect, the sole remedy under the indenture for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the failure to comply with our reporting obligations to the trustee and the SEC, as described under “—Reports” below (in either case, a “filing failure”), will, for the 365 days beginning on and including the day on which such event of default occurs, consist exclusively of the right of holders to receive additional interest on the notes at an annual rate equal to 0.25% of the aggregate principal amount of the notes outstanding for each day during the 365-day period during which the event of default is continuing and neither waived nor cured. Any such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 365th day after the date on which such event of default occurred (if such event of default has not been cured or waived prior to such 365th day), the accreted principal amount of the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other events of default. In order to elect to pay additional interest as the sole remedy during the 365 days beginning on and including the day on which an event of default relating to a filing failure occurs, we must notify in writing all holders of record of notes and the trustee and paying agent of such election on or before the date on which such event of default would otherwise occur. Upon our failure to timely give such notice or pay additional interest, the accreted principal amount of the notes will be immediately subject to acceleration as provided above. In no event shall additional interest accrue at a rate per year in excess of 0.25% pursuant to the indenture, regardless of the number of events or circumstances giving rise to requirements to pay such additional interest pursuant to this paragraph. With regard to any violation specified in this paragraph, no additional interest shall accrue, and no right to declare the principal or other amounts due and payable in respect of the notes shall exist, after such violation has been cured.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. In addition, except to enforce the right to receive payment of the principal of, or interest on, or fundamental change purchase price or redemption price with respect to, its notes when due, or the right to receive payment or delivery, as the case may be, of the consideration due upon conversion of its notes, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1)	such holder has previously given the trustee notice that an event of default is continuing;

(2)	holders of at least 25% in principal amount of then outstanding notes have requested the trustee to pursue the remedy;

(3)	such holders have offered the trustee indemnity or security satisfactory to it against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security; and

(5)	the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that is inconsistent with such request within such 60-day period.

However, each holder shall have the right, which is absolute and unconditional, to receive the principal of, interest on, fundamental change purchase price or redemption price with respect to, and any amounts due upon conversion of its notes and to institute suit for the enforcement of any such payment or delivery, as the case may be, and such rights shall not be impaired without the consent of such holder. In addition, subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

Generally, the holders of a majority of the aggregate principal amount of outstanding notes may waive any default or event of default unless:

•	we fail to pay the principal of or any interest on any note when due;

•	we fail to pay or deliver the consideration due upon conversion of any note within the time period required by the indenture; or

•	we fail to comply with any of the provisions of the indenture the modification of which would require the consent of the holder of each outstanding note affected.

The indenture provides that if an event of default has occurred and is continuing, the trustee shall exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will receive indemnification or security satisfactory to it against all costs, expenses and liabilities caused by taking or not taking such action.

If a default occurs and is continuing and is known to the trustee, the trustee must transmit notice of the default to each holder within 90 days after it occurs. Except in the case of a default in the payment of principal (including the fundamental change purchase price, purchase price or redemption price) of or interest on any note or a default in the payment or delivery, as the case may be, of the consideration due upon conversion, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determines that the withholding of such notice is in the interests of the holders of the notes. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate, stating whether or not to the knowledge of the signers thereof we are in default in the performance and observance of any of the terms, provisions and conditions of the indenture (without regard to any period of grace or requirement of notice provided under the indenture) and, if we are in default, specifying all such defaults and the nature and the status thereof of which they may have knowledge. We also are required to deliver to the trustee, as soon as possible, and in any event within 30 days after we become aware of the occurrence of any default or event of default, an officers’ certificate setting forth such defaults or events of default, as applicable, their status and what action we are taking or propose to take in respect thereof.

Modification and Amendment

Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of a majority of the principal amount of then outstanding notes (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority of the principal amount of then outstanding notes (including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, notes). However, without the consent of each holder of a then outstanding note affected, no amendment may, among other things:

(1)	reduce the percentage in aggregate principal amount of notes outstanding necessary to waive any past default or event of default;

(2)	reduce the rate of interest on any note or change the time for payment of interest on any note;

(3)	reduce the principal amount of any note or change the maturity date of any note;

(4)	change the place or currency of payment on any note;

(5)	make any change that impairs or adversely affects the conversion rights of any notes (except with respect to the termination of conversion rights described under “Description of the Notes — Conversion Rights — Termination of Conversion Rights”);

(6)	reduce the fundamental change purchase price or the redemption price of any note or amend or modify in any manner adverse to the rights of the holders of the notes our obligation to pay the fundamental change purchase price or the redemption price, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(7)	impair the right of any holder to receive payment of principal (or required portion thereof) of and interest, if any, on, its notes, or the right to receive payment or delivery, as the case may be, of the consideration due upon conversion of its notes on or after the due dates therefor or to institute suit for the enforcement of any such payment or delivery, as the case may be, with respect to such holder’s notes; or

(8)	make any change in the provisions described in this “Modification and Amendment” section or in the waiver provisions of the indenture that requires each holder’s consent to modify and amend or to waive.

Without the consent of any holder of the notes, we and the trustee may amend the indenture or the notes:

(1)	to cure any ambiguity, omission, defect or inconsistency in the indenture or the notes;

(2)	to conform the provisions of the indenture to the “Description of the Notes” section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet;

(3)	to evidence the succession by a successor corporation and to provide for the assumption by a successor corporation of our obligations under the indenture and the notes;

(4)	to make provisions with respect to conversion rights of the holders of the notes as described under “—Recapitalizations, Reclassifications and Changes of Our Common Stock” in accordance with the applicable provisions of the indenture;

(5)	to add guarantees with respect to the notes;

(6)	to secure the notes;

(7)	to add to our covenants such further covenants, restrictions or conditions for the benefit of the holders or to surrender any right or power conferred upon us;

(8)	to make any other change that does not adversely affect the rights of any holder of the notes (other than any holder that consents to such change) in any material respect;

(9)	to provide for a successor trustee;

(10)	to evidence the termination of conversion rights with respect to a portion of the notes as described under “— Conversion Rights — Termination of Conversion Rights” in accordance with the applicable provisions of the indenture;

(11)	to comply with the applicable procedures of the depositary; or

(12)	to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at the maturity date, any fundamental change purchase date, any redemption date, upon conversion or otherwise, cash or cash and shares of common stock, if any (solely to satisfy outstanding conversions, if applicable), sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Notes

We will be responsible for making all calculations called for under the notes and the indenture, and none of the trustee, conversion agent, note registrar, bid solicitation agent or paying agent (in each case, if different from the company) shall have any responsibility for making such calculations, for determining amounts to be paid or for monitoring stock price, or be charged with any knowledge of or have any duties to monitor any measurement period. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, accrued interest payable on the notes, the daily VWAP, daily conversion value, daily settlement amount and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Defeasance

The notes will not be subject to the provisions for legal defeasance or covenant defeasance in the base indenture.

Reports

The indenture requires us to file with the trustee, within 15 days after we are required to file the same with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), pursuant to Section 314 of the Trust Indenture Act, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and to otherwise comply with Section 314(a) of the Trust Indenture Act. Any such report, information or document that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be delivered to the trustee for the purposes of this covenant at the time of such filing through the EDGAR system (or such successor thereto).

Delivery of any such reports, information and documents to the trustee shall be for informational purposes only, and the trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants hereunder.

Trustee

The Bank of New York Mellon will be the trustee, security registrar, paying agent and conversion agent. The Bank of New York Mellon, in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

The trustee or its affiliates provide and may in the future provide other services to us or our affiliates in the ordinary course of their business.

Governing Law

The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Settlement and Clearance

The Global Notes

The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons, which we refer to as the global notes. Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC, which will serve as the initial securities depositary, and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC, which we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants; and

•	ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, fully-registered certificated form except in the limited circumstances described below. We may not issue the notes in bearer form.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State banking law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•	will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, fully-registered certificated form will be issued and delivered to each person that the depositary identifies as a beneficial owner of the related notes only if:

•	the depositary notifies us that it is unwilling, unable or no longer permitted under applicable law to continue as depositary for that global note and we do not appoint another institution to act as depositary within 90 days;

•	we notify the trustee that we wish to terminate that global note (or reduce the principal amount of that global note) and the beneficial owners of the majority of the principal amount of that global note (or of the majority of the principal amount of that global note to be reduced) consent to such termination; or

•	an event of default has occurred with regard to the notes represented by the relevant global note, such event of default has not been cured or waived and a beneficial owner of the global note requests that its notes be issued in physical, certificated form.

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DESCRIPTION OF OUR CAPITAL STOCK

As of January 29, 2015, our authorized capital stock was 485,000,000 shares, which included 480,000,000 shares authorized as common stock, $0.003 par value, and 5,000,000 shares authorized as preferred stock, $0.0001 par value. As of January 29, 2015, we had 236,710,964 shares of common stock outstanding. There were no shares of preferred stock outstanding as of such date.

Common Stock

Listing. Our common stock is listed on the NYSE MKT under the symbol “LNG.”

Dividends. Subject to the rights of holders of preferred stock, common stockholders may receive dividends when declared by the board of directors. Dividends may be paid in cash, stock or another form.

Fully Paid. All outstanding shares of common stock are, and the common stock issued upon conversion of the notes offered by this prospectus supplement will be, fully paid and non-assessable upon issuance.

Voting Rights. Common stockholders are entitled to one vote in the election of directors and other matters for each share of common stock owned. Common stockholders are not entitled to preemptive or cumulative voting rights.

Other Rights. We will notify common stockholders of any stockholders’ meetings in accordance with applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common stockholders will share equally in the assets remaining after we pay our creditors and preferred stockholders. There are no redemption or sinking fund provisions applicable to the common stock.

Transfer Agent and Registrar. Our transfer agent and registrar is Computershare Trust Company, N.A. located in Canton, Massachusetts.

Preferred Stock

Our board of directors can, without approval of our stockholders, issue one or more series or classes of preferred stock from time to time limited by the number of shares of preferred stock then authorized. The board can also determine the number of shares of each series and the rights, preferences and limitations of each series or class, including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any series or class of preferred stock and the terms and conditions of issue.

All shares of preferred stock offered will, when issued, be fully paid and non-assessable.

In some cases, the issuance of preferred stock could delay a change in control of us and make it more difficult to remove present management. Under certain circumstances, preferred stock could also restrict dividend payments to common stockholders.

Certain Provisions of Our Certificate of Incorporation, By-laws and Law

Our restated certificate of incorporation, as amended, and amended and restated by-laws contain provisions that may render more difficult possible takeover proposals to acquire control of us and make removal of our management more difficult. Below is a description of certain of these provisions in our restated certificate of incorporation, as amended, and amended and restated by-laws.

Our restated certificate of incorporation, as amended, authorizes a class of undesignated preferred stock consisting of 5,000,000 shares. Additional shares of preferred stock may be issued from time to time in one or more series, and our board of directors, without further approval of the stockholders, is authorized to fix the designations, powers, preferences, and rights applicable to each series of preferred stock. The purpose of authorizing the board of directors to determine such designations, powers, preferences, and rights is to allow such determinations to be made by the board of directors instead of the stockholders and to avoid the expense of, and eliminate delays associated with, a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under some circumstances, make it more difficult for a third party to gain control of us.

Our restated certificate of incorporation, as amended, provides that any action required or permitted to be taken by our common stockholders must be taken at an annual or special meeting of stockholders and not by written consent.

Our amended and restated by-laws permit holders of record of at least 50.1% of the outstanding shares of our common stock to call a special meeting of stockholders if such holders comply with the requirements set forth in our by-laws.

Our amended and restated by-laws contain specific procedures for stockholder nomination of directors. These provisions require advance notification that must be given in accordance with the provisions of our amended and restated by-laws. The procedure for stockholder nomination of directors may have the effect of precluding a nomination for the election of directors at a particular meeting if the required procedure is not followed.

Prior to its most recent amendment, our restated certificate of incorporation divided our directors into three classes. From and after the election of directors at our 2013 annual meeting of stockholders, the board of directors ceased to be classified and all directors elected at our 2015 annual meeting of stockholders (and each annual meeting thereafter) will be elected for a term expiring at the next annual meeting. In all cases, each director will hold office until his or her successor has been elected and qualified or until such director’s earlier death, retirement, resignation or removal. Directors may be removed with or without cause. Any information in this prospectus pertaining to our classified board is no longer applicable.

Our restated certificate of incorporation, as amended, requires the vote of at least 66  2⁄3% of all of the shares of our capital stock which are entitled to vote, voting together as a single class, to take stockholder action to alter, amend, rescind or repeal any of our amended and restated by-laws, or to alter, amend, rescind or repeal provisions of our restated certificate of incorporation, as amended, or to adopt any provision inconsistent therewith relating to the classified board, the inability of stockholders to act by written consent, the inability of stockholders to call special meetings, the ability of our board of directors to adopt, alter, amend and repeal our amended and restated by-laws and the supermajority voting provision. The “supermajority” voting provisions may discourage or deter a person from attempting to obtain control of us by making it more difficult to amend some provisions of our restated certificate of incorporation, as amended, or for our stockholders to amend any provision of our amended and restated by-laws, whether to eliminate provisions that have an anti-takeover effect or those that protect the interests of minority stockholders.

Although Section 214 of the DGCL provides that a corporation’s certificate of incorporation may provide for cumulative voting for directors, our restated certificate of incorporation, as amended, does not provide for cumulative voting. As a result, in a non-contested election of directors, directors are elected by a vote of the majority of the votes cast; in a contested election of directors, directors are elected by a vote of the plurality of the votes cast.

As a Delaware corporation, we are subject to Section 203, or the business combination statute, of the DGCL. Under the business combination statute of the DGCL, a corporation is generally restricted from engaging in a business combination (as defined in Section 203 of the DGCL) with an interested stockholder (defined generally as a person owning 15% or more of the corporation’s outstanding voting stock) for a three-year period following the time the stockholder became an interested stockholder. This restriction applies unless:

•	prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	the interested stockholder owned at least 85% of the voting stock of the corporation upon completion of the transaction which resulted in the stockholder becoming an interested stockholder (excluding stock held by the corporation’s directors who are also officers and by the corporation’s employee stock plans, if any, that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

•	at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting, and not by written consent, of at least 66 2⁄3% of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.

The provisions of the Delaware business combination statute do not apply to a corporation if, subject to certain requirements specified in Section 203(b) of the DGCL, the certificate of incorporation or by-laws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders. We have not adopted any provision in our restated certificate of incorporation, as amended, or amended and restated by-laws electing not to be governed by the Delaware business combination statute. As a result, the statute is applicable to business combinations involving us.

Liability and Indemnification of Officers and Directors

Our restated certificate of incorporation, as amended, provides for mandatory indemnification and advancement of expenses for directors and officers only and for permissive indemnification of our other employees and agents, to the fullest extent permitted by applicable law. Our amended and restated by-laws also provide that directors and officers shall be indemnified against liabilities arising from their service as directors or officers to the fullest extent permitted by law, which generally requires that the individual act in good faith and in a manner he or she reasonably believes to be in or not opposed to our best interests.

We have also entered into indemnification agreements with all of our directors and elected officers. The indemnification agreements provide that we will indemnify these officers and directors to the fullest extent permitted by our restated certificate of incorporation, as amended, amended and restated by-laws and applicable law. The indemnification agreements also provide that these officers and directors shall be entitled to the advancement of fees as permitted by applicable law and sets out the procedures required under the agreements for determining entitlement to and obtaining indemnification and expense advancement.

We also have director and officer liability insurance for the benefit of each of the above indemnitees. These policies include coverage for losses for wrongful acts and omissions. Each of the indemnitees are named as an insured under such policies and provided with the same rights and benefits as are accorded to the most favorably insured of our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF OTHER CONVERTIBLE NOTES

2021 Convertible Notes

On November 26, 2014, we entered into an Amended and Restated Subscription Agreement by and among us and RRJ Capital II Ltd, Baytree Investments (Mauritius) Pte Ltd, and Seatown Lionfish Pte. Ltd. (collectively, the “Purchasers”), pursuant to which we issued and sold to the Purchasers in a private placement, in the aggregate, $1.0 billion aggregate principal amount of our unsecured convertible notes due 2021 (the “2021 Convertible Notes”). The 2021 Convertible Notes will mature on May 28, 2021, and accrue interest at a rate of 4.875% per annum, which is payable in kind semi-annually in arrears by increasing the principal amount of the 2021 Convertible Notes outstanding. The 2021 Convertible Notes will be convertible beginning on November 28, 2015 at an initial conversion price of $93.64. The conversion rate is subject to adjustment upon the occurrence of certain specified events. We will have the option to satisfy the conversion obligation with cash, our common stock or a combination of cash and our common stock. The proceeds from the issuance of the 2021 Convertible Notes will be used for general corporate purposes and to fund a portion of the costs of developing, constructing and operating the Corpus Christi Liquefaction Project. Based on the initial conversion price and if we elect to satisfy the entire conversion obligation with our common stock, an aggregate of approximately 14.6 million shares of our common stock would be issued upon the conversion of all of the 2021 Convertible Notes, assuming the notes are converted at maturity and all interest on the notes is paid in kind.

Pursuant to the Amended and Restated Subscription Agreement, we are required to prepare, file and maintain an effective registration statement to permit either the exchange of the 2021 Convertible Notes for freely tradeable notes or the public resale of the 2021 Convertible Notes.

EIG Convertible Notes

On March 1, 2015, Cheniere CCH HoldCo II, LLC (“HoldCo”), our wholly owned direct subsidiary, entered into an Amended and Restated Note Purchase Agreement (the “Amended and Restated Note Purchase Agreement”) by and among HoldCo, us (solely for purposes of acknowledging and agreeing to Section 9 thereof), EIG Management Company, LLC, as administrative agent (the “Agent”), The Bank of New York Mellon, as collateral agent (the “Collateral Agent”), and the note purchasers named therein (the “Note Purchasers”). The Amended and Restated Note Purchase Agreement amended and restated the Note Purchase Agreement, dated January 16, 2015 (the “Original Note Purchase Agreement”), among the parties to the Amended and Restated Note Purchase Agreement, in order to allow for funding to occur in two stages. The terms of the Original Note Purchase Agreement were previously disclosed in our Current Report on Form 8-K, filed with the SEC on January 16, 2015. Under the Amended and Restated Note Purchase Agreement, the Note Purchasers agreed to acquire up to $1.5 billion aggregate principal amount of HoldCo’s convertible notes (the “EIG Convertible Notes”) at a purchase price equal to 100% of the principal amount. Subject to certain terms and conditions, such notes may be converted into shares of our common stock.

HoldCo is an intermediate holding company and the holder of 100% of the equity interests in Cheniere CCH HoldCo I, LLC (“CCH Direct Parent”), the direct parent of Cheniere Corpus Christi Holdings, LLC (“CCH”). CCH owns 100% of the equity interests in Corpus Christi Liquefaction, LLC, Cheniere Corpus Christi Pipeline, L.P. and Corpus Christi Pipeline GP, LLC (together with CCH, collectively, the “Project Entities”) that will own the natural gas liquefaction and export facility and related infrastructure being developed by the Project Entities near Corpus Christi, Texas and the pipeline being developed by the Project Entities that will connect the facility with several interstate and intrastate natural gas pipelines (together, the “Corpus Christi Liquefaction Project”). The chart below presents the organizational structure of us, HoldCo, CCH Direct Parent and the Project Entities and is provided solely for illustrative purposes, and it is not, nor does it purport to be, a complete organizational chart of us and our subsidiaries.

The EIG Convertible Notes may be issued in two issuances: (i) an issuance of $1.0 billion aggregate principal amount of the EIG Convertible Notes (the “Closing Date Notes”) on the date of the closing of the Amended and Restated Note Purchase Agreement (the “Closing Date”), which will occur immediately following the closing of the senior debt project financing for the Corpus Christi Liquefaction Project; and (ii) an issuance of $500.0 million aggregate principal amount of the EIG Convertible Notes (the “Second Phase Notes”), which may occur on the Closing Date or on a subsequent date (the “Second Phase Funding Date”). The proceeds of the EIG Convertible Notes will be used to partially fund the project costs of the Corpus Christi Liquefaction Project and for the payment of fees and expenses in respect of the transactions contemplated by the Amended and Restated Note Purchase Agreement. The Amended and Restated Note Purchase Agreement may be terminated by the Agent or HoldCo if the Closing Date has not occurred by June 30, 2015. Commitments to purchase the Second Phase Notes will expire on the earlier of the first anniversary of the Closing Date and May 1, 2016. In addition, in certain circumstances, HoldCo may terminate these commitments.

The EIG Convertible Notes will mature on the tenth anniversary of the Closing Date and will accrue interest at the rate of 11% per annum, payable quarterly in arrears. Prior to the Commercial Operation Date (as defined below), interest on the EIG Convertible Notes will be paid entirely in kind. Following the Commercial Operation Date, interest must be paid in cash in an amount equal to the lesser of (i) the interest due and (ii) the sum of the cash on hand at HoldCo and a measure of excess cash flow from the Project Entities. If no event of default under the Amended and Restated Note Purchase Agreement has occurred and is continuing and solely to the extent that the sum of the cash on hand at HoldCo and the measure of excess cash flow from the Project Entities for the most recently completed fiscal quarter is less than the amount of interest then due, then the difference may be paid in kind. In general, the “Commercial Operation Date” refers to the substantial completion of the second liquefaction train of the Corpus Christi Liquefaction Project if the Second Phase Funding Date has not occurred, and to the substantial completion of the third liquefaction train of the Corpus Christi Liquefaction Project following the occurrence of the Second Phase Funding Date. The EIG Convertible Notes will also be secured by a pledge by us of 100% of the equity interests in HoldCo and a pledge by HoldCo of the equity interests in CCH Direct Parent. In addition, the EIG Convertible Notes will be secured by a security interest in the account into which all distributions from CCH Direct Parent to HoldCo must be deposited.

Prior to the business day immediately preceding the ninth anniversary of the Closing Date, the EIG Convertible Notes will be convertible into our common stock (i) at our option, at any time on or after the Applicable Eligible Conversion Date (as defined below), so long as no event of default under the Amended and Restated Note Purchase Agreement has occurred and is continuing, at a conversion price equal to the lower of (x) a 10% discount to the average of the daily volume-weighted average price (“VWAP”) of our common stock, for the 90 trading-day period preceding the date on which notice of conversion is provided and (y) a 10% discount to the closing price of our common stock on the trading day prior to the date on which notice of conversion is provided, or (ii) at the option of the holders of the EIG Convertible Notes, at any time on or after the six-month anniversary of the Applicable Eligible Conversion Date, at a conversion price equal to the average of the daily VWAP of our common stock for the 90 trading-day period preceding the date on which notice of conversion is provided. The “Applicable Eligible Conversion Date” means (1) for Closing Date Notes, the later of (a) 58 months following the issuance of the “Notice to Proceed” under the engineering, procurement and construction contract for the first two liquefaction trains of the Corpus Christi Liquefaction Project and (b) the substantial completion of the second liquefaction train of the Corpus Christi Liquefaction Project, and (2) for Second Phase Notes, the substantial completion of the third liquefaction train of the Corpus Christi Liquefaction Project.

Because the conversion rate for the EIG Convertible Notes will depend on the price of our common stock at the time of conversion, we cannot meaningfully estimate the number of shares of our common stock, if any, that would be issued upon the conversion of such notes; however, under the Amended and Restated Note Purchase Agreement, a maximum of 47,108,466 shares of our common stock (subject to adjustment in the event of a stock split) may be issued in the aggregate upon the conversion of all of the EIG Convertible Notes. Conversions of the EIG Convertible Notes are also subject to various limitations and conditions, including: (i) a minimum aggregate principal amount of $250,000,000 of such notes must be converted in each conversion; (ii) each of the initial conversion at our option and the initial conversion at the option of holders of the EIG Convertible Notes may not exceed 50% of the aggregate principal amount of such notes then outstanding; (iii) our total market capitalization may not be less than (x) if the Second Phase Funding Date has not occurred, $10.0 billion, and (y) following the occurrence of the Second Phase Funding Date, $13.7 billion, in each case, immediately prior to a conversion; (iv) no prior conversion could have occurred during the preceding 90 trading days; and (v) limitations on the ability of HoldCo to effect a conversion if the conversion would cause a holder of such notes that is a fund, account or company managed by EIG Management Company, LLC or its controlled affiliates, together with any of such holders’ affiliates, to own, in the aggregate, 10% or more of the outstanding shares of our common stock. Furthermore, in general, the EIG Convertible Notes may not be converted if there are any dilutive events (other than regularly scheduled cash dividends) during the 90 trading days during which the 90-day VWAP for any conversion is determined. There is an anti-dilution adjustment for (1) regularly scheduled cash dividends between the date on which the conversion price is fixed and the delivery of shares of our common stock subject to the conversion, and (2) any regularly scheduled cash dividends occurring during the 90 trading days in which the 90-day VWAP for any conversion is determined, if such dividend is materially different in size from the previous regularly scheduled dividend. However, the holders of the EIG Convertible Notes may elect to convert such notes even if otherwise preclusive dilutive events have occurred during the 90-day VWAP period, in which case there would be anti-dilution adjustments to the conversion price for any such events.

Pursuant to a registration rights agreement among HoldCo, us and the Agent, we are required to prepare, file and maintain an effective registration statement to permit the public resale of our common stock delivered upon a conversion of the EIG Convertible Notes. Additionally, if at any time after the Commercial Operation Date we propose to register our common stock under the Securities Act (other than under a registration statement on Forms S-4 or S-8 or other forms promulgated for similar purposes) in connection with a then proposed primary offering for cash and the form of registration statement to be used may be used for the registration of our common stock delivered upon conversion of the EIG Convertible Notes, we are required to provide the holders of the common stock delivered upon conversion of the EIG Convertible Notes the opportunity to include such common stock in the contemplated registration statement so that the disposition of such common stock is registered.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the notes and the ownership and disposition of the common stock issued upon conversion of the notes. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations, administrative rulings and judicial decisions in effect as of the date hereof, any of which may be subsequently changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. We have not sought, nor will we seek, any rulings from the Internal Revenue Service (the “IRS”), with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the U.S. federal income tax consequences of the purchase, ownership or disposition of the notes or the ownership and disposition of the common stock or that any such position would not be sustained. This discussion is limited to initial beneficial owners who purchase notes for cash at their issue price (the first price at which a substantial amount of the notes is sold to investors, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes or common stock as capital assets (generally property held for investment). This summary does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•	tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, or traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding notes or common stock as a part of a hedging, integrated or conversion transaction or a straddle;

•	persons deemed to sell notes or common stock under the constructive sale provisions of the Code or persons that purchase or sell notes as part of a wash sale for tax purposes;

•	tax consequences to U.S. holders (as defined below) of notes or shares of common stock whose “functional currency” is not the U.S. dollar;

•	tax consequences to investors in pass-through entities;

•	alternative minimum tax consequences, if any;

•	any state, local or foreign tax consequences; and

•	estate or gift tax consequences, if any.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds notes or shares of common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership holding the notes or shares of common stock or a partner in such partnership, you should consult your tax advisors.

If you are considering the purchase of notes, we urge you to consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

As used herein, the term “U.S. holder” means a beneficial owner of notes or shares of common stock received upon conversion of the notes that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

As used herein, the term “non-U.S. holder” means a beneficial owner (other than a partnership, or any entity treated as a partnership for U.S. federal income tax purposes) of notes or shares of common stock received upon conversion of the notes that is an individual, corporation, estate or trust and that is not a U.S. holder. Special rules may apply to some non-U.S. holders such as “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax or, in some circumstances, individuals who are U.S. expatriates. Consequently, non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

In certain circumstances we may be obligated to pay amounts on the notes that are in excess of stated interest or principal on the notes. We do not intend to treat the possibility of paying such additional amounts as causing the notes to be treated as contingent payment debt instruments; nonetheless, additional income will be recognized if any such additional payment is made. It is possible that the IRS may take a different position, in which case a holder might be required to accrue interest income at a higher rate than the stated interest rate and to treat as ordinary interest income any gain realized on the disposition (including a conversion) of the note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. Investors should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

Consequences to U.S. Holders

Stated Interest and OID on the Notes

Stated interest on a note will generally be taxable to you as ordinary income at the time it is received or accrued, depending on your method of accounting for U.S. federal income tax purposes.

If the difference between the stated principal amount and issue price of the notes is equal to or greater than a statutory de minimis amount, the notes will be treated as issued with original issue discount, or OID, in an amount equal to that difference. Consequently, you must generally include the OID in gross income as it accrues over the term of the notes at a constant yield without regard to your regular method of accounting for U.S. federal income tax purposes and in advance of the receipt of cash payments attributable to that income.

The amount of OID that you must include in income will generally equal the sum of the “daily portions” of OID with respect to the note for each day during the taxable year or portion of the taxable year in which you held the note (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a note may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period.

The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of (i) the product of the note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (ii) the aggregate of all stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of stated interest) and the adjusted issue price of the note at the beginning of the final accrual period. The “adjusted issue price” of a note at the beginning of any accrual period is generally equal to its issue price increased by the accrued OID for each prior accrual period. The yield to maturity of a note is the rate that, when used in computing the present value of all payments to be made on the note, produces an amount equal to the issue price of the note.

You may elect to treat all interest on a note as OID and calculate the amount includible in gross income under the constant yield method described above. The election is to be made for the taxable year in which the note was acquired and may not be revoked without the consent of the IRS. U.S. holders should consult their own tax advisors about this election.

Sale, Redemption or Other Taxable Disposition of the Notes

Except as described below under “—Conversion of the Notes,” you generally will recognize gain or loss upon a sale, redemption or other taxable disposition of a note equal to the difference between the amount received (less any amount attributable to accrued and unpaid interest, which will be taxable as ordinary income if not previously included in gross income) and your adjusted tax basis in the note at that time. Your adjusted tax basis in a note will generally be equal to the amount you paid for the note increased by OID that has accrued on the note. Gain or loss recognized on the sale, redemption or other taxable disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of sale, exchange, redemption or other taxable disposition, you have held the note for more than one year. Under current law, long-term capital gains of certain non-corporate holders are taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

Conversion of the Notes

Upon conversion of the notes, we may choose to pay or deliver, as the case may be, cash, shares of our common stock (and cash in lieu of any fractional share) or a combination of cash and shares of our common stock, as described under “Description of the Notes — Conversion Rights — Settlement upon Conversion.”

Conversion of the Notes into Cash

If you convert your notes and we elect to settle the notes solely in cash, you generally will be taxed as described under “—Sale, Redemption or Other Taxable Disposition of the Notes” above.

Conversion of the Notes into Common Stock

You generally will not recognize any income, gain or loss upon conversion of a note solely into shares of our common stock, except with respect to cash received in lieu of a fractional share of common stock and the cash or fair market value of any common stock received with respect to accrued but unpaid interest, subject to the discussion under “Consequences to U.S. Holders – Constructive Distributions,” below, regarding the possibility that the adjustment to the conversion rate of a note converted in connection with a make-whole fundamental change or termination of conversion rights may be treated as a taxable stock dividend. The tax basis of shares of common stock you receive on conversion (other than shares attributable to accrued but unpaid interest) generally will equal your adjusted tax basis in that note at the time of conversion (reduced by the portion of the adjusted tax basis allocable to a fractional share). The holding period of the common stock you receive on conversion (other than shares attributable to accrued but unpaid interest) will generally include the period during which the converted notes were held prior to conversion.

With respect to cash received in lieu of a fractional share of our common stock, you will be treated as if the fractional share were issued and received and then immediately redeemed for cash. Accordingly, you generally will recognize gain or loss equal to the difference between the cash received and that portion of your tax basis in the common stock attributable to the fractional share on a proportionate basis in accordance with its relative fair market value. In general, any gain or loss recognized on the receipt of cash in lieu of a fractional share will be capital gain or loss, and generally will be long-term capital gain or loss if you held the note for more than one year at the time of the conversion. Under current law, long-term capital gains of certain non-corporate holders are taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

Any portion of our common stock received that is attributable to accrued but unpaid interest will be taxable to you as ordinary interest income to the extent you have not previously included such amounts in income. Your tax basis in the common stock received with respect to accrued but unpaid interest will equal the fair market value of the common stock received. The holding period of any common stock received with respect to accrued but unpaid interest will commence on the day after receipt.

Conversion of Notes into Common Stock and Cash

If you convert your notes and we elect to settle the notes with a combination of shares of our common stock and cash, the tax consequences are not entirely clear. You may be treated as exchanging the note for common stock and cash in a reorganization for U.S. federal income tax purposes. In such case, you generally would not be permitted to recognize loss, but generally would be required to recognize capital gain in an amount equal to the lesser of the gain realized, (i.e., the difference between (i) the amount of cash and the fair market value of the shares of all common stock received, other than any shares attributable to accrued but unpaid interest and (ii) your adjusted tax basis of your notes) and the cash received (other than cash in lieu of a fractional share of common stock and any cash attributable to accrued but unpaid interest). Generally any gain recognized upon conversion of a note will be long-term capital gain if you held the note for more than one year at the time of the conversion. Under current law, long-term capital gains of certain non-corporate holders are taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

Your tax basis in the common stock received (including any fractional share for which cash is paid, but excluding shares attributable to accrued but unpaid interest) generally would equal the adjusted tax basis of the note, decreased by the amount of cash received (other than cash in lieu of a fractional share of common stock and any cash attributable to accrued but unpaid interest), and increased by the amount of gain recognized (other than with respect to a fractional share). Your tax basis in a fractional share will be determined by allocating your tax basis in the common stock between the common stock received upon conversion and the fractional share, in accordance with their respective fair market values. The holding period of the common stock you receive on conversion (other than shares attributable to accrued but unpaid interest) generally will include the period during which the converted notes were held prior to conversion.

Alternatively, the conversion of a note into cash and shares of our common stock may be treated as in part a payment in redemption of a portion of the note and in part a conversion of a portion of the note into common stock. In such case, your aggregate tax basis in the note would be allocated between the portion of the note treated as redeemed and the portion of the note treated as converted into common stock based on their relative fair market values. You generally would recognize capital gain or loss with respect to the portion of the note treated as redeemed equal to the difference between the amount of cash you received (other than amounts attributable to accrued but unpaid interest) and your adjusted tax basis in the portion of the note treated as redeemed. With respect to the portion of the note treated as converted, you generally would not recognize any gain or loss (except with respect to cash received in lieu of a fractional share of common stock and amounts attributable to accrued but unpaid interest). Your tax basis in the common stock (including any fractional share for which cash is paid, but excluding shares attributable to accrued interest) would be equal to the tax basis allocated to the portion of the note treated as converted into common stock. The holding period of the common stock you receive on conversion (other than shares attributable to accrued interest) generally will include the period during which the converted notes were held prior to conversion.

Any portion of our common stock received that is attributable to accrued but unpaid interest will be taxable to you as ordinary interest income to the extent you have not previously included such amounts in income. Your tax basis in the common stock received with respect to accrued but unpaid interest will equal the fair market value of the stock received. The holding period of any common stock received with respect to accrued but unpaid interest will commence on the day after receipt.

You are encouraged to consult your tax advisor regarding the receipt of cash and common stock upon conversion of your notes.

Constructive Distributions

The conversion rate of the notes will be adjusted in certain circumstances. Under the Code and applicable Treasury Regulations, adjustments (or failures to make adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings and profits may in some circumstances result in a deemed distribution to a U.S. holder for U.S. federal income tax purposes. The adjustment to the conversion rate of notes converted in connection with a make-whole fundamental change or termination of conversion rights, as described under “Description of the Notes – Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Termination of Conversion Rights” above, also may be treated as a deemed distribution.

Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution to a U.S. holder. Some of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. holder will be deemed to have received a distribution even though the U.S. holder has not received any cash or property as a result of such adjustments. In addition, an adjustment to the conversion rate, or failure to make (or adequately make) such an adjustment in connection with a fundamental change may be treated as a deemed distribution.

Any deemed distributions will be taxable as a dividend, return of capital, or capital gain as described in “— Distributions on Common Stock” below. However, it is unclear whether such deemed distributions would be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate holders or the dividends-received deduction applicable to certain dividends paid to corporate holders. Additionally, because a constructive dividend deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if we backup withhold on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding), the withholding agent may set off any such payment against payments of cash and common stock payable on the notes (or, in some circumstances, against any payments on the common stock).

Termination of Conversion Rights

Although not free from doubt, if a holder’s right to convert its outstanding notes is terminated pursuant to our election as described in “Description of the Notes — Conversion Rights — Termination of Conversion Rights,” such termination could result in a deemed exchange to such a holder of outstanding notes for modified notes that cease to be convertible. Such exchange, however, should qualify as a recapitalization for U.S. federal income tax purposes and the holding period of the modified notes should include the holding period of the outstanding notes. We encourage you to consult your tax advisor regarding the U.S. federal income tax consequences of such a deemed exchange.

Possible Effect of the Change in Conversion Consideration After a Change in Control

In some situations, we may provide for the conversion of the notes into shares of an acquirer as described in “Description of the Notes — Recapitalizations, Reclassifications and Changes of Our Common Stock.” Depending on the circumstances, such an adjustment could result in a deemed taxable exchange to a holder and the modified note could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss. We encourage you to consult your tax advisor regarding the U.S. federal income tax consequences of such an adjustment.

Distributions on Common Stock

Cash distributions paid on shares of our common stock will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax principles) and will be includible in income by the U.S. holder and taxable as ordinary income when received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. holder’s investment, up to the U.S. holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain. Dividends received by non-corporate U.S. holders will be eligible to be taxed at reduced rates if the U.S. holders meet certain holding period and other applicable requirements. Dividends received by corporate U.S. holders will be eligible for the dividends-received deduction if the U.S. holders meet certain holding period and other applicable requirements.

Sale or Other Taxable Dispositions of Common Stock

Upon the sale or other taxable dispositions of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received upon such taxable disposition and the U.S. holder’s tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in the common stock is more than one year at the time of the taxable disposition. Under current law, long-term capital gains of certain non-corporate holders are taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of interest (including OID) on the notes and dividends on shares of common stock and to the proceeds of a sale, exchange, redemption or other disposition of a note or share of common stock paid to a U.S. holder unless the U.S. holder is an exempt recipient such as a corporation. Backup withholding will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is furnished to the IRS in a timely manner.

Consequences to Non-U.S. Holders

Payments on the Notes

Subject to the discussion below concerning backup withholding and FATCA withholding, payments of interest (including OID) on the notes to any non-U.S. holder will not be subject to U.S. federal withholding tax under the “portfolio interest” exception, provided that,

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of Section 871(h)(3) of the Code;

•	the non-U.S. holder is not a controlled foreign corporation that is related, directly or indirectly to us through stock ownership;

•	the non-U.S. holder is not a bank whose receipt of interest on the notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•	interest on the notes is not effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business.

The portfolio interest exemption generally applies only if the non-U.S. holder appropriately certifies as to its non-U.S. status. A non-U.S. holder can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) to the applicable withholding agent. A non-U.S. holder that holds the notes through a financial institution or other agent acting on its behalf may be required to provide appropriate certifications to the agent. The non-U.S. holder’s agent will then generally be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to the withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax (or such lower rate as may be specified by an applicable income tax treaty), unless the non-U.S. holder provides the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base then, although the non-U.S. holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied, the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its earnings and profits for the taxable year, subject to certain adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Sale, Exchange, Certain Redemptions or Other Taxable Dispositions of Notes or Shares of Common Stock

Subject to the discussion of backup withholding and FATCA withholding requirements below, any gain recognized by a non-U.S. holder on the sale, exchange, redemption or other taxable disposition of a note as well as upon the conversion of a note into cash or into a combination of cash and stock, the receipt of cash in lieu of a fractional share, or on the sale or other taxable disposition of shares of common stock, generally will not be subject to U.S. federal income tax unless:

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and other conditions are met;

•	that gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income treaty, is attributable to a U.S. permanent establishment or fixed base); or

•	we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the five-year period preceding the sale or other disposition or the non-U.S. holder’s holding period, whichever period is shorter.

If you are a non-U.S. holder described in the first bullet point above, you will be subject to tax at a flat rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the gain recognized on the sale, exchange, redemption or other taxable disposition of a note or common stock (which gain may be offset by U.S. source capital losses), even though you are not considered a resident of the United States.

If you are a non-U.S. holder who is an individual described in the second bullet point above, you will be subject to tax at regular graduated U.S. federal income tax rates on the net gain derived from the sale, exchange, redemption or other taxable disposition of a note or common stock, generally in the same manner as if you were a U.S. holder. If you are a foreign corporation that falls under the second bullet point above, you will be subject to tax on your net gain generally in the same manner as if you were a U.S. person as defined under the Code and, in addition, you may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits, or at such lower rate as may be specified by an applicable income tax treaty.

A domestic corporation is considered a USRPHC if the fair market value of its “United States real property interests,” or USRPIs, equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. A substantial portion of our assets consist of USRPIs. In the event that we are or become a USRPHC, so long as our common stock continues to be “regularly traded on an established securities market” within the meaning of applicable Treasury Regulations, only a non-U.S. holder that actually owns, or is treated as owning under applicable constructive ownership rules, within the time period described in the third bullet point above (i) in the case of a disposition of notes (x) more than 5% of the notes if the notes are regularly traded on an established securities market and (y) notes with a value greater than 5% of our common stock as of any date on which such notes were acquired if the notes are not regularly traded on an established securities market, or (ii) in the case of a disposition of common stock, more than 5% of our common stock (in each case, a “greater-than-five percent shareholder”), will be subject to U.S. federal income tax on the disposition thereof. It is uncertain whether the notes will be considered to be “regularly traded on an established securities market” for purposes of the test described in (i) above.

Any amounts (including common stock) which a non-U.S. holder receives on a sale, exchange, redemption or other taxable disposition of a note which is attributable to accrued interest will be subject to U.S. federal income tax in accordance with the rules for taxation of interest described above under “— Payments on the Notes.”

If you are or may be treated as a greater than-five percent shareholder under the rules described above, we encourage you to consult your tax advisor regarding the tax consequences to you of a sale, exchange, redemption or other disposition of notes or shares of common stock (including the effect of a deemed exchange as described above under “Consequences to U.S. Holders — Termination of Conversion Rights”).

Dividends and Constructive Distributions

Any dividends paid to a non-U.S. holder with respect to shares of our common stock (and any deemed dividends resulting from some adjustments, or failure to make adjustments, to the conversion rate, see “— Consequences to U.S. Holders — Constructive Distributions” above) will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States and, where an income tax treaty applies, are attributable to a U.S. permanent establishment or fixed base, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certification requirements and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under some circumstances, be subject to an additional branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). Because a constructive dividend deemed received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, a withholding agent may satisfy any such payment against payments of cash and common stock payable on the notes (or, in some circumstances, against any payments on the common stock).

A non-U.S. holder of shares of common stock that wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements, generally by providing IRS Form W-8BEN or IRS Form W-8BEN-E. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund from the IRS of any excess amounts withheld by timely providing the required information or appropriate claim for refund to the IRS.

In addition, under proposed Treasury Regulations relating to certain “dividend equivalent” payments, an adjustment to the conversion rate of the notes as a result of a dividend on our common stock may be taxable as a dividend, but subject to withholding tax at a different time or in a different amount than taxable constructive distributions. However, in Notice 2014-14, the Treasury Department and the IRS stated their intent to limit the application of the proposed Treasury Regulations to instruments issued on or after 90 days after the date of publication of final Treasury Regulations. Accordingly, the proposed Treasury Regulations, if finalized, generally should not apply to the notes.

Information Reporting and Backup Withholding

Generally, the amount of interest (including OID) and dividends paid to a non-U.S. holder and the amount of tax, if any, withheld with respect to those payments must be reported to the IRS and to the non-U.S. holder. Copies of the information returns reporting such interest, dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest or dividends, provided the statement described above in the last bullet point under “— Payments on the Notes” has been received (and the applicable withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient). In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note or share of common stock within the United States or conducted through specified U.S.-related financial intermediaries, unless the statement described above has been received (and the applicable withholding agent does not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient) or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) and applicable Treasury Regulations impose a 30% U.S. federal withholding tax on withholdable payments (as defined below) made to a foreign financial institution, unless such institution enters into an agreement with the Department of Treasury to, among other things, collect and provide to it substantial information regarding such institution’s United States financial account holders, including certain account holders that are foreign entities with United States owners. FATCA also generally imposes a 30% U.S. federal withholding tax on withholdable payments to a nonfinancial foreign entity unless such entity provides the paying agent with a certification that it does not have any substantial United States owners or a certification identifying the direct and indirect substantial United States owners of the entity. “Withholdable payments” include payments of interest and dividend payments from sources within the United States, as well as gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States, unless the payments of interest, dividends or gross proceeds are effectively connected with the conduct of a United States trade or business and taxed as such. These withholding and reporting requirements will apply currently with respect to interest (including OID) on the notes and dividends on the common stock, but will not apply to withholding on gross proceeds on the sale or other taxable disposition of the notes or common stock unless such a disposition occurs after December 31, 2016. A foreign financial institution located in a jurisdiction that has an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective investors are urged to consult their own tax advisors regarding the application of withholding under FATCA to the notes and common stock.

PLAN OF DISTRIBUTION

We are offering the notes and the shares of common stock issuable under the notes in a proposed takedown from our shelf registration statement pursuant to this prospectus supplement and the accompanying base prospectus. Subject to the terms and conditions of a placement agent agreement to be dated on or about March 3, 2015, Lazard Frères & Co. LLC has agreed to act as the sole placement agent for the sale of the notes. The placement agent is not purchasing or selling any notes subject to this prospectus supplement or the accompanying base prospectus, nor is the placement agent required to arrange for the purchase or sale of any specific number or principal amount of notes. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of notes subject to this prospectus supplement.

The placement agent agreement provides that the obligations of the placement agent are subject to certain conditions precedent. We currently anticipate that closing of the purchase and sale of the notes will take place on or about March 9, 2015.

We expect to pay a cash fee of up to             % of the gross proceeds paid to us for the notes that we sell in this offering, a portion of which may be paid to brokers other than the placement agent.

The following table shows the per note and total fees that we will expect to pay in connection with the sale of the notes offered pursuant to this prospectus supplement assuming the purchase of all of the notes offered hereby and taking the per note amount to mean the principal amount of the notes reduced by the amount of original issue discount applicable to the notes:

Fees per Note(1)%
Total	$

(1)	Based on $1,000 principal amount of the notes minus the amount of original issue discount applicable to the notes.

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total fees, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

The estimated offering expenses payable by us, in addition to the fees described above, are approximately $        . After deducting fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $        , assuming the purchase of all notes offered hereby.

As set forth in the placement agent agreement, we have agreed that we will not, for a period of 45 days after the date of this prospectus supplement, without first obtaining the prior written consent of Lazard Frères & Co. LLC, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as described below, of any of our securities that are substantially similar to the notes or our common stock, including but not limited to any options or warrants to purchase shares of our common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock or any such substantially similar securities.

Notwithstanding the above, this lock-up provision will not apply to us with respect to, among other things, (1) the issuance of the notes offered by this prospectus supplement or any shares of common stock issuable upon conversion of the notes offered by this prospectus supplement, (2) grants of awards pursuant to any of our equity compensation plans, (3) the exercise of any awards made pursuant to any of our equity compensation plans, (4) the filing of any registration statement on Form S-8 to register securities reserved for issuance under our equity compensation plans or (5) the issuance of our common stock in connection with the conversion of convertible notes that are outstanding or contracted for on the date of this prospectus supplement.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Andrews Kurth LLP, Houston, Texas. Vinson & Elkins L.L.P., Houston, Texas, advised the placement agent in connection with the offering of the securities.

EXPERTS

The consolidated financial statements and schedule of Cheniere Energy, Inc. as of and for the year ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Cheniere Energy, Inc. at December 31, 2013, and for each of the two years in the period ended December 31, 2013 (including schedule for each of the two years in the period ended December 31, 2013 appearing therein), appearing in Cheniere Energy, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Cheniere Energy, Inc.

COMMON STOCK

PREFERRED STOCK

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

By this prospectus, we may from time to time offer and sell in one or more offerings any combination of the following securities:

•	shares of common stock;

•	shares of preferred stock, which may be convertible into or exchangeable for debt securities or common stock;

•	senior debt securities, which may be convertible into or exchangeable for common stock or preferred stock;

•	subordinated debt securities, which may be convertible into or exchangeable for common stock or preferred stock;

•	warrants to purchase common stock, preferred stock, debt securities, rights or units;

•	rights to purchase common stock, preferred stock, debt securities, warrants or units; and/or

•	units consisting of any combination of common stock, preferred stock, debt securities, warrants or rights.

This prospectus provides a general description of the securities we may offer. Supplements to this prospectus will provide the specific terms of the securities that we actually offer, including the offering prices and the net proceeds that we expect to receive. You should carefully read this prospectus, any applicable prospectus supplement and any information under the headings “Where You Can Find More Information” and “Incorporation by Reference” before you invest in any of these securities. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

We may sell these securities to or through underwriters, dealers, to other purchasers and/or through agents. Supplements to this prospectus will specify the names of any underwriters or agents.

Our common stock is listed and traded on the NYSE Amex Equities under the symbol “LNG.”

Investing in our securities involves risks. Please read “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in connection with one or more offerings from time to time.

This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Under no circumstances should the delivery to you of this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

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Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Cheniere,” “Cheniere Energy,” “our company,” “we,” “our,” “us” or similar references mean Cheniere Energy, Inc. and its consolidated subsidiaries. In this prospectus, we sometimes refer to the common stock, preferred stock, debt securities, warrants, rights and units collectively as the “securities.”

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules) rather than filed:

•	our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on February 24, 2012, as amended on March 22, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, as filed with the SEC on May 4, 2012;

•	our Current Reports on Form 8-K, as filed with the SEC on January 6, 2012, January 26, 2012, January 30, 2012 (two), February 27, 2012, March 19, 2012, April 17, 2012 and May 7, 2012;

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 2, 2001, including any amendments and reports filed for the purpose of updating such description; and

•

the description of our Series A Junior Participating Preferred Stock contained in our registration statement on Form 8-A filed with the SEC on November 1, 2004, as amended by Amendment No. 1 thereto filed with the SEC on January 24, 2005 and Amendment No. 2 thereto filed with the SEC on October 24, 2008, including any additional amendments and reports filed for the purpose of updating such description.

All documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, after the date of this prospectus and until our offerings hereunder are completed will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

We will provide to each person, including any beneficial owner to whom a prospectus is delivered, a copy of these filings, other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address:

Cheniere Energy, Inc.

700 Milam Street, Suite 800

Houston, Texas 77002

(713) 375-5000

Attn: Investor Relations

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WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended, which we refer to as the Securities Act, that registers the issuance and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public through the SEC’s website at http://www.sec.gov.

General information about us, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.cheniere.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some information contained in this prospectus, any prospectus supplement and in the documents we incorporate by reference herein and therein may contain certain statements (other than statements of historical fact) that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements generally can be identified by the use of words such as “achieve,” “anticipate,” “believe,” “develop,” “estimate,” “expect,” “forecast,” “plan,” “potential,” “project,” “propose,” “strategy” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes. However, these are not the exclusive means of identifying forward-looking statements.

Where any forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that, while we believe these assumptions or bases to be reasonable and to be made in good faith, assumed facts or bases almost always vary from actual results, and the difference between assumed facts or bases and actual results could be material, depending on the circumstances. It is important to note that actual results could differ materially from those projected by such forward-looking statements.

Although we believe that the expectations in our forward-looking statements are reasonable, we cannot give any assurance that those expectations will be correct. Our operations are subject to numerous uncertainties, risks and other influences, many of which are outside our control and any of which could materially affect our results of operations and ultimately prove the statements we make to be inaccurate.

Factors that could cause our results to differ materially from the results discussed in such forward-looking statements include, but are not limited to, the following:

•

statements relating to the construction or operation of each of our proposed liquefied natural gas (“LNG”) terminals or our proposed pipelines, liquefaction facilities or other projects, or expansions or extensions thereof, including statements concerning the completion or expansion thereof by certain dates or at all, the costs related thereto and certain characteristics, including amounts of regasification, transportation, liquefaction and storage capacity, the number of storage tanks, LNG trains, docks, pipeline deliverability and the number of pipeline interconnections, if any;

•

statements that we expect to receive an order from the Federal Energy Regulatory Commission authorizing us to construct and operate proposed LNG receiving terminals, liquefaction facilities, pipelines or other projects by certain dates, or at all;

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•

statements regarding future levels of domestic natural gas production, supply or consumption; future levels of LNG imports into North America; sales of natural gas in North America or other markets; exports of LNG from North America; and the transportation, other infrastructure or prices related to natural gas, LNG or other energy sources or hydrocarbon products;

•

statements regarding any financing or refinancing transactions or arrangements, or ability to enter into such transactions or arrangements, whether on the part of Cheniere or any subsidiary or at the project level;

•

statements regarding any commercial arrangements presently contracted, optioned or marketed, or potential arrangements, to be performed substantially in the future, including any cash distributions and revenues anticipated to be received and the anticipated timing thereof, and statements regarding the amounts of total LNG regasification, liquefaction or storage capacity that are, or may become, subject to such commercial arrangements;

•	statements regarding counterparties to our commercial contracts, construction contracts and other contracts;

•

statements regarding any business strategy, any business plans or any other plans, forecasts, projections or objectives, including potential revenues and capital expenditures, any or all of which are subject to change;

•	statements regarding legislative, governmental, regulatory, administrative or other public body actions, requirements, permits, investigations, proceedings or decisions;

•	statements regarding our anticipated LNG and natural gas marketing activities; and

•	any other statements that relate to non-historical or future information.

Other factors, risks and uncertainties that could cause actual results to differ materially from our expectations are discussed under the heading “Risk Factors” below and as otherwise described in our periodic filings with the SEC.

We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in any document we incorporate by reference, the date of that document. All such forward-looking statements in this document are expressly qualified in their entirety by the cautionary statements in this section, and other than as required under the securities laws, we undertake no obligation to publicly update or revise any forward-looking statements.

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CHENIERE ENERGY, INC.

Cheniere Energy, Inc., a Delaware corporation, is a Houston-based energy company primarily engaged in LNG-related businesses. We own and operate the Sabine Pass LNG terminal in Louisiana through our 88.7% ownership interest in and management agreements with Cheniere Energy Partners, L.P., which is a publicly traded partnership that we created in 2007. We also own and operate the Creole Trail Pipeline, which interconnects the Sabine Pass LNG terminal with natural gas markets in North America. Approximately one-half of the receiving capacity at the Sabine Pass LNG terminal is contracted to two international oil companies. One of our subsidiaries, Cheniere Marketing, LLC, is marketing LNG and natural gas on its own behalf and on behalf of Cheniere Partners, monetizing the other half of the LNG receiving capacity at the Sabine Pass LNG terminal. Cheniere Partners is developing a project to add liquefaction capabilities at the Sabine Pass LNG terminal through a wholly owned subsidiary, Sabine Pass Liquefaction, LLC. We are in various stages of developing other projects, including LNG and other marine hydrocarbon terminals and pipeline related projects, each of which, among other things, will require acceptable commercial and financing arrangements before we make a final investment decision.

Our corporate headquarters are located at 700 Milam Street, Suite 800 in Houston, Texas. Our phone number is (713) 375-5000, and our website is accessed at www.cheniere.com. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

RISK FACTORS

The securities to be offered by this prospectus may involve a high degree of risk. When considering an investment in any of the securities, you should consider carefully all of the risk factors described in our annual report on Form 10-K for the fiscal year ended December 31, 2011. You should also consider similar information in any annual report on Form 10-K, quarterly report on Form 10-Q or other document incorporated by reference into this prospectus or filed by us with the SEC after the date of this prospectus. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described in the prospectus supplement speculative or risky.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds received by us from the sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends on a consolidated basis for the periods shown. You should read these ratios of earnings to fixed charges in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference into this prospectus.

	Year Ended December 31,
	2011	2010	2009	2008		2007
Ratio of earnings to fixed charges(a)	1.24x	1.42x	1.01x		(b)		(b)

(a)	The ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges for the periods presented because no shares of preferred stock were outstanding during these periods.

(b)	Earnings were inadequate to cover fixed charges. The coverage deficiency totaled $341,158 and $247,314 for the years ended December 31, 2008 and 2007, respectively.

For these ratios, “earnings” represent the aggregate of (a) pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, net of (a) interest capitalized, (b) preference security dividend requirements of consolidated subsidiaries, and (c) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. “Fixed charges” represent the sum of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference securities dividend requirements of consolidated subsidiaries.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms and provisions of our capital stock. You should refer to the applicable provisions of our restated certificate of incorporation, as amended, our amended and restated by-laws, as amended, the Rights Agreement, dated as of October 14, 2004, as amended on January 24, 2005 by the First Amendment to Rights Agreement and as amended on October 24, 2008 by the Second Amendment to Rights Agreement (as amended, the “Rights Agreement”), between us and Computershare Trust Company, N.A., as rights agent, the Certificate of Designations of Series B Preferred Stock of Cheniere, the Delaware General Corporation Law, or DGCL, and the documents that we have incorporated by reference for a complete statement of the terms and rights of our capital stock.

As of April 18, 2012, our authorized capital stock was 245,000,000 shares, which included 240,000,000 shares authorized as common stock, $0.003 par value, and 5,000,000 shares authorized as preferred stock, $0.0001 par value. As of April 18, 2012, we had 155,443,998 shares of common stock outstanding. There were no shares of preferred stock outstanding as of such date, although 400,000 shares of preferred stock have been designated as Series A Junior Participating Preferred Stock and are reserved for issuance in connection with our Rights Agreement. See “Rights Agreement,” below. In addition, 50,000 shares of preferred stock have been designated as Series B Preferred Stock, although none of such shares will be issued.

Common Stock

Listing.  Our common stock is listed on the NYSE Amex Equities under the symbol “LNG.”

Dividends.  Subject to the rights of holders of preferred stock, common stockholders may receive dividends when declared by the board of directors. Dividends may be paid in cash, stock or another form.

Fully Paid.  All outstanding shares of common stock are, and the common stock offered by this prospectus and any prospectus supplement will be, fully paid and non-assessable upon issuance.

Voting Rights.  Common stockholders are entitled to one vote in the election of directors and other matters for each share of common stock owned. Common stockholders are not entitled to preemptive or cumulative voting rights.

Other Rights.  We will notify common stockholders of any stockholders’ meetings in accordance with applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common stockholders will share equally in the assets remaining after we pay our creditors and preferred stockholders. There are no redemption or sinking fund provisions applicable to the common stock.

Transfer Agent and Registrar.  Our transfer agent and registrar is Computershare Trust Company, N.A. located in Canton, Massachusetts.

Preferred Stock

Our board of directors can, without approval of our stockholders, issue one or more series or classes of preferred stock from time to time limited by the number of shares of preferred stock then authorized. The board can also determine the number of shares of each series and the rights, preferences and limitations of each series or class, including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any series or class of preferred stock and the terms and conditions of issue. Our board of directors has designated 400,000 shares of preferred stock as Series A Junior Participating Preferred Stock and reserved such shares for issuance in connection with our Rights Agreement. See “Rights Agreement,” below. In addition, our board of directors has designated 50,000 shares of preferred stock as Series B Preferred Stock and reserved such shares for issuance in connection with our incurrence of debt in 2008. See “Preferred Stock—Series B Preferred Stock,” below.

If we offer additional shares of preferred stock, the specific terms will be described in a prospectus supplement, including:

•	the specific designation, number of shares, seniority and purchase price;

•	any liquidation preference per share;

•	any date of maturity;

•	any redemption, repayment or sinking fund provisions;

•	any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined);

•	any voting rights;

•

if other than the currency of the United States, the currency or currencies, including composite currencies, in which such preferred stock is denominated and/or in which payments will or may be payable;

•	the method by which amounts in respect of such preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

•

whether such preferred stock is convertible or exchangeable and, if so, the securities or rights into which such preferred stock is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected, including conversion or exchange prices or rates, the conversion or exchange period and any other related provisions;

•	the place or places where dividends and other payments on the preferred stock will be payable; and

•	any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

All shares of preferred stock offered will, when issued, be fully paid and non-assessable.

The transfer agent, registrar, and dividend disbursement agent for a series of preferred stock will be named in a prospectus supplement. The registrar for shares of preferred stock will send notices to stockholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

In some cases, the issuance of preferred stock could delay a change in control of us and make it more difficult to remove present management. Under certain circumstances, preferred stock could also restrict dividend payments to common stockholders. See “—Series B Preferred Stock” and “Rights Agreement,” below.

Certain Provisions of Our Certificate of Incorporation, By-laws and Law

Our restated certificate of incorporation, as amended, and amended and restated by-laws, as amended, contain provisions that may render more difficult possible takeover proposals to acquire control of us and make removal of our management more difficult. Below is a description of certain of these provisions in our restated certificate of incorporation, as amended, and amended and restated by-laws.

Our restated certificate of incorporation, as amended, authorizes a class of undesignated preferred stock consisting of 5,000,000 shares, although 400,000 shares of preferred stock out of the 5,000,000 shares of authorized preferred stock have been designated as Series A Junior Participating Preferred Stock and are reserved for issuance in connection with our Rights Agreement. Additional shares of preferred stock may be issued from time to time in one or more series, and our board of directors, without further approval of the stockholders, is authorized to fix the designations, powers, preferences, and rights applicable to each series of preferred stock. The purpose of authorizing the board of directors to determine such designations, powers, preferences, and rights is to allow such determinations to be made by the board of directors instead of the stockholders and to avoid the expense of, and eliminate delays associated with, a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under some circumstances, make it more difficult for a third party to gain control of us.

Our restated certificate of incorporation, as amended, provides that any action required or permitted to be taken by our common stockholders must be taken at an annual or special meeting of stockholders and not by written consent.

Our restated certificate of incorporation, as amended, precludes the ability of our stockholders to call meetings of stockholders. Except as may be required by law and subject to the holders of rights of preferred stock, special meetings of stockholders may be called only by our chairman of the board, our chief executive officer, our president, our secretary or by our board of directors pursuant to a resolution adopted by a majority of the members of the board of directors.

Our amended and restated by-laws, as amended, contain specific procedures for stockholder nomination of directors. These provisions require advance notification that must be given in accordance with the provisions of our amended and restated by-laws, as amended. The procedure for stockholder nomination of directors may have the effect of precluding a nomination for the election of directors at a particular meeting if the required procedure is not followed.

Our restated certificate of incorporation, as amended, divides our directors into three classes. A classified board significantly extends the time required to make any change in control of our board of directors and tends to discourage any hostile takeover bid for Cheniere.

Our restated certificate of incorporation, as amended, requires the vote of at least 66 2/3% of all of the shares of our capital stock which are entitled to vote, voting together as a single class, to take stockholder action to alter, amend, rescind or repeal any of our amended and restated by-laws, as amended, or to alter, amend, rescind or repeal provisions of our restated certificate of incorporation, as amended, or to adopt any provision inconsistent therewith relating to the classified board, the inability of stockholders to act by written consent, the inability of stockholders to call special meetings, the ability of our board of directors to adopt, alter, amend and repeal our amended and restated by-laws, as amended, and the supermajority voting provision. The “supermajority” voting provisions may discourage or deter a person from attempting to obtain control of Cheniere by making it more difficult to amend some provisions of our restated certificate of incorporation, as amended, or for the Company’s stockholders to amend any provision of our amended and restated by-laws, as amended, whether to eliminate provisions that have an anti-takeover effect or those that protect the interests of minority stockholders.

Although Section 214 of the DGCL provides that a corporation’s certificate of incorporation may provide for cumulative voting for directors, our restated certificate of incorporation, as amended, does not provide for cumulative voting. As a result, the holders of a majority of the votes of the outstanding shares of our common stock have the ability to elect all of the directors being elected at any annual meeting of stockholders.

As a Delaware corporation, we are subject to Section 203, or the business combination statute, of the DGCL. Under the business combination statute of the DGCL, a corporation is generally restricted from engaging in a business combination (as defined in Section 203 of the DGCL) with an interested stockholder (defined generally as a person owning 15% or more of the corporation’s outstanding voting stock) for a three-year period following the time the stockholder became an interested stockholder. This restriction applies unless:

•

prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation upon completion of the transaction which resulted in the stockholder becoming an interested stockholder (excluding stock held by the corporation’s directors who are also officers and by the corporation’s employee stock plans, if any, that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

•

at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting, and not by written consent, of at least 66 2/3% of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.

The provisions of the Delaware business combination statute do not apply to a corporation if, subject to certain requirements specified in Section 203(b) of the DGCL, the certificate of incorporation or by-laws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders. We have not adopted any provision in our restated certificate of incorporation, as amended, or amended and restated by-laws, as amended, electing not to be governed by the Delaware business combination statute. As a result, the statute is applicable to business combinations involving us.

Rights Agreement

On October 13, 2004, pursuant to a Rights Agreement, dated as of October 14, 2004, as amended, between us and Computershare Trust Company, N.A., our board of directors declared a dividend of one right, or a Right, to purchase one “Unit” consisting of one one-thousandth share of our Series A Junior Participating Preferred Stock for each outstanding share of our common stock. Each Right entitles the registered holder, after the occurrence of a “Distribution Date” as defined in the Rights Agreement and described below, to exercise the right to purchase from us one Unit of Series A Junior Participating Preferred Stock at an exercise price of $700, subject to adjustment.

Distribution Date.  The Rights will separate from our common stock and become exercisable upon the earlier of: (i) the tenth day after a person or group of affiliated or associated persons (an “Acquiring Person”) publicly announces that it has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding common stock, or (ii) 10 business days (or such later date as may be determined by action of our board of directors taken prior to a person or group becoming an Acquiring Person) following the commencement or announcement of a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 15% or more of our outstanding common stock. The earlier of such dates is referred to as the “Distribution Date.”

Expiration of Rights.  The Rights will expire on the earliest of October 14, 2014 or redemption or exchange of the Rights as described below.

Initial Exercise of the Rights.  Following the Distribution Date, and until the occurrence of one of the further events described below, holders of the Rights will be entitled to receive, upon exercise and payment of the purchase price therefor, one Unit of Series A Junior Participating Preferred Stock.

Right to Buy Units of Series A Junior Participating Preferred Stock.  Unless the Rights are earlier redeemed, in the event that the Distribution Date occurs and a person or group becomes an Acquiring Person, then each holder of a Right that has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, Units of Series A Junior Participating Preferred Stock having a value equal to two times the purchase price therefor.

Right to Buy Acquiring Company Stock.  Similarly, unless the Rights are earlier exercised, exchanged or redeemed, in the event that, after the Distribution Date occurs and a person or group becomes an Acquiring Person, (i) we are acquired in a merger or other business combination transaction, or (ii) 50% or more of our consolidated assets or earning power are sold (other than in transactions in the ordinary course of business), proper provision must be made so that each holder of a Right that has not theretofore been exercised, exchanged or redeemed (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value equal to two times the purchase price.

Exchange Provision.  At any time after a person or group becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of our outstanding common stock, our board of directors may exchange the Rights (other than Rights owned by the Acquiring Person), in whole or in part, at an exchange ratio calculated pursuant to the Rights Agreement.

Redemption. At any time on or prior to the earlier of the time a person becomes an Acquiring Person and the close of business on the final expiration date of the Rights Agreement, we may redeem the Rights in whole, but not in part, at a price of $0.01 per Right.

Adjustments to Prevent Dilution.  The Purchase Price payable, the number of Rights and the number of Units of Series A Junior Participating Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time in connection with the dilutive issuances by us as set forth in the Rights Agreement. With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in such purchase price.

No Stockholders’ Rights Prior to Exercise.  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Cheniere (other than any rights resulting from such holder’s ownership of our common stock), including, without limitation, the right to vote or to receive dividends.

Amendment of Rights Agreement.  The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the Rights holders on or prior to the Distribution Date; thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the Rights holders in order to cure any ambiguities or to make changes that do not adversely affect the interests of Rights holders (other than the Acquiring Person).

Rights and Preferences of the Series A Junior Participating Preferred Stock.  Each Unit of Series A Junior Participating Preferred Stock has rights and preferences substantially equivalent to those of one share of our common stock.

No Voting Rights.  Rights will not have any voting rights.

Liability and Indemnification of Officers and Directors

Our restated certificate of incorporation, as amended, provides for indemnification of our directors and officers to the fullest extent permitted by applicable law. Our amended and restated by-laws, as amended, also provide that directors and officers shall be indemnified against liabilities arising from their service as directors or officers to the fullest extent permitted by law, which generally requires that the individual act in good faith and in a manner he or she reasonably believes to be in or not opposed to our best interests.

We have also entered into indemnification agreements with all of our directors and elected officers. The indemnification agreements provide that we will indemnify these officers and directors to the fullest extent permitted by our restated certificate of incorporation, as amended, amended and restated by-laws, as amended, and applicable law. The indemnification agreements also provide that these officers and directors shall be entitled to the advancement of fees as permitted by applicable law and sets out the procedures required under the agreements for determining entitlement to and obtaining indemnification and expense advancement.

We also have director and officer liability insurance for the benefit of each of the above indemnitees. These policies include coverage for losses for wrongful acts and omissions. Each of the indemnitees are named as an insured under such policies and provided with the same rights and benefits as are accorded to the most favorably insured of our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF DEBT SECURITIES

Any debt securities that we offer under a prospectus supplement will be direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and The Bank of New York Mellon, as trustee. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called “indentures.” The indentures will be supplemented by supplemental indentures, the material provisions of which will be described in a prospectus supplement.

As used in this description, the words “we,” “us” and “our” refer to Cheniere Energy, Inc., and not to any of our subsidiaries or affiliates.

We have summarized some of the material provisions of the indentures below. This summary does not restate those agreements in their entirety. A form of senior indenture and a form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the indentures because each one, and not this description, defines the rights of holders of debt securities.

Capitalized terms defined in the indentures have the same meanings when used in this prospectus.

General

The debt securities issued under the indentures will be our direct, unsecured general obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt.

The following description sets forth the general terms and provisions that could apply to debt securities that we may offer to sell. A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following, among others:

•	the title and type of the debt securities;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

•	any conversion or exchange features;

•	any optional redemption periods;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

•	any provisions granting special rights to holders when a specified event occurs;

•	any changes to or additional events of default or covenants;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and

•	any other terms of the debt securities.

Neither of the indentures will limit the amount of debt securities that may be issued. Each indenture will allow debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

Debt securities of a series may be issued in registered or global form.

Covenants

Under the indentures, we:

•	will pay the principal of, and interest and any premium on, the debt securities when due;

•	will maintain a place of payment;

•	will deliver a certificate to the trustee each fiscal year reviewing our compliance with our obligations under the indentures;

•	will preserve our corporate existence; and

•	will segregate or deposit with any paying agent sufficient funds for the payment of any principal, interest or premium on or before the due date of such payment.

Mergers and Sale of Assets

Each of the indentures will provide that we may not consolidate with or merge into any other Person or sell, convey, transfer or lease all or substantially all of our properties and assets (on a consolidated basis) to another Person, unless:

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either: (a) we are the surviving Person; or (b) the Person formed by or surviving any such consolidation, amalgamation or merger or resulting from such conversion (if other than us) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any State thereof or the District of Columbia;

•

the Person formed by or surviving any such conversion, consolidation, amalgamation or merger (if other than us) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of our obligations under such indenture and the debt securities governed thereby pursuant to agreements reasonably satisfactory to the trustee, which may include a supplemental indenture;

•	we or the successor will not immediately be in default under such indenture; and

•

we deliver an officer’s certificate and opinion of counsel to the trustee stating that such consolidation, amalgamation, merger, conveyance, sale, transfer or lease and any supplemental indenture comply with Article Eight of the indenture and that all conditions precedent set forth in such indenture relating to such transaction have been complied with.

Upon the assumption of our obligations under each indenture by a successor, we will be discharged from all obligations under such indenture, except in the case of a lease.

As used in the indenture and in this description, the word “Person” means any individual, corporation, company, limited liability company, partnership, limited partnership, joint venture, association, joint-stock company, trust, other entity, unincorporated organization or government or any agency or political subdivision thereof.

Events of Default

“Event of default,” when used in the indentures with respect to debt securities of any series, will mean any of the following:

(1) default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(2) default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity;

(3) default in the performance, or breach, of any covenant set forth in Article Ten of the applicable indenture (other than a covenant, a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(4) default in the performance, or breach, of any covenant in the applicable indenture (other than a covenant set forth in Article Ten of such indenture or any other covenant, a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 180 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(5) we, pursuant to or within the meaning of any bankruptcy law, (i) commence a voluntary case, (ii) consent to the entry of any order for relief against us in an involuntary case, (iii) consent to the appointment of a custodian of us or for all or substantially all of our property, or (iv) make a general assignment for the benefit of our creditors;

(6) a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against us in an involuntary case, (ii) appoints a custodian of us or for all or substantially all of our property, or (iii) orders the liquidation of us, and the order or decree remains unstayed and in effect for 60 consecutive days;

(7) default in the deposit of any sinking fund payment when due; or

(8) any other event of default provided with respect to debt securities of that series in accordance with provisions of the indenture related to the issuance of such debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, interest or any premium) if it considers the withholding of notice to be in the interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all of the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnity reasonably satisfactory to the trustee. If they provide this indemnification, and subject to the conditions set forth in the indenture, the holders of a majority in principal amount outstanding of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Amendments and Waivers

Subject to certain exceptions, the indentures, the debt securities issued thereunder or the subsidiary guarantees, if any, may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then-outstanding debt securities of each series affected by such amendment or supplemental indenture, with each such series voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with respect to each series of debt securities with the consent of the holders of a majority in principal amount of the then-outstanding debt securities of such series voting as a separate class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

Without the consent of each holder of the outstanding debt securities affected, an amendment, supplement or waiver may not, among other things:

(1) change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the applicable indenture, change the coin or currency in which any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date therefor);

(2) reduce the percentage in principal amount of the then-outstanding debt securities of any series, the consent of the holders of which is required for any such amendment or supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences provided for in the applicable indenture;

(3) modify any of the provisions set forth in (i) the provisions of the applicable indenture related to the holder’s unconditional right to receive principal, premium, if any, and interest on the debt securities or (ii) the provisions of the applicable indenture related to the waiver of past defaults under such indenture;

(4) waive a redemption payment with respect to any debt security; provided, however, that any purchase or repurchase of debt securities shall not be deemed a redemption of the debt securities;

(5) release any guarantor from any of its obligations under its guarantee or the applicable indenture, except in accordance with the terms of such indenture (as amended or supplemented); or

(6) make any change in the foregoing amendment and waiver provisions, except to increase any percentage provided for therein or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each then-outstanding debt security affected thereby.

Notwithstanding the foregoing, without the consent of any holder of debt securities, we, the guarantors, if any, and the trustee may amend each of the indentures or the debt securities issued thereunder to:

(1) cure any ambiguity or defect or to correct or supplement any provision therein that may be inconsistent with any other provision therein;

(2) evidence the succession of another Person to us and the assumption by any such successor of our covenants therein and, to the extent applicable, of the debt securities;

(3) provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended (the “Code”), or in the manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Code;

(4) add a guarantee and cause any Person to become a guarantor, and/or to evidence the succession of another Person to a guarantor and the assumption by any such successor of the guarantee of such guarantor therein and, to the extent applicable, endorsed upon any debt securities of any series;

(5) secure the debt securities of any series;

(6) add to our covenants such further covenants, restrictions, conditions or provisions as we shall consider to be appropriate for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the applicable indenture as set forth therein, or to surrender any right or power therein conferred upon us; provided, that in respect of any such additional covenant, restriction, condition or provision, such amendment or supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the right of the holders of a majority in aggregate principal amount of the debt securities of such series to waive such an event of default;

(7) make any change to any provision of the applicable indenture that does not adversely affect the rights or interests of any holder of debt securities issued thereunder;

(8) provide for the issuance of additional debt securities in accordance with the provisions set forth in the applicable indenture on the date of such indenture;

(9) add any additional defaults or events of default in respect of all or any series of debt securities;

(10) add to, change or eliminate any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(11) change or eliminate any of the provisions of the applicable indenture; provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such amendment or supplemental indenture that is entitled to the benefit of such provision;

(12) establish the form or terms of debt securities of any series as permitted thereunder, including to reopen any series of any debt securities as permitted thereunder;

(13) evidence and provide for the acceptance of appointment thereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such indenture;

(14) conform the text of the applicable indenture (and/or any supplemental indenture) or any debt securities issued thereunder to any provision of a description of such debt securities appearing in a prospectus or prospectus supplement or an offering memorandum or offering circular to the extent that such provision appears on its face to have been intended to be a verbatim recitation of a provision of such indenture (and/or any supplemental indenture) or any debt securities issued thereunder; or

(15) modify, eliminate or add to the provisions of the applicable indenture to such extent as shall be necessary to effect the qualification of such indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute subsequently enacted, and to add to such indenture such other provisions as may be expressly required under the Trust Indenture Act.

The consent of the holders is not necessary under either indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under an indenture becomes effective, we are required to mail to the holders of debt securities thereunder a notice briefly describing such amendment. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the amendment.

Legal Defeasance and Covenant Defeasance

Each indenture provides that we may, at our option and at any time, elect to have all of our obligations discharged with respect to the debt securities outstanding thereunder and all obligations of any guarantors of such debt securities discharged with respect to their guarantees (“Legal Defeasance”), except for:

(1) the rights of holders of outstanding debt securities to receive payments in respect of the principal of, or interest or premium, if any, on, such debt securities when such payments are due from the trust referred to below;

(2) our obligations with respect to the debt securities concerning temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities, the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee and our and each guarantor’s obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the applicable indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain provisions of each indenture, including certain provisions described in any prospectus supplement (such release and termination being referred to as “Covenant Defeasance”), and thereafter any failure to comply with such obligations or provisions will not constitute a default or event of default. In addition, in the event Covenant Defeasance occurs in accordance with the applicable indenture, any defeasible event of default will no longer constitute an event of default.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether the debt securities are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the issue date of the debt securities, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no default or event of default shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit);

(5) the deposit must not result in a breach or violation of, or constitute a default under, any other instrument to which we or any guarantor is a party or by which we or any guarantor is bound;

(6) such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture) to which we are, or any of our subsidiaries is, a party or by which we are, or any of our subsidiaries is, bound;

(7) we must deliver to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or the creditors of others;

(8) we must deliver to the trustee an officer’s certificate stating that all conditions precedent set forth in clauses (1) through (6) of this paragraph have been complied with; and

(9) we must deliver to the trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications, and exclusions) stating that all conditions precedent set forth in clauses (2), (3) and (6) of this paragraph have been complied with.

Satisfaction and Discharge

Each of the indentures will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities and certain rights of the trustee, as expressly provided for in such indenture) as to all outstanding debt securities and guarantees issued thereunder when:

(1) either (a) all of the debt securities theretofore authenticated and delivered under such indenture (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for the payment of which money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation or (b) all debt securities not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us, and we or the guarantors, if any, have irrevocably deposited or caused to be deposited with the trustee funds, in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for principal of and premium, if any, and interest on the debt securities to the date of deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date, as the case may be, together with instructions from us irrevocably directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) we have paid all other sums then due and payable under such indenture by us; and

(3) we have delivered to the trustee an officer’s certificate and an opinion of counsel, which state that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

No Personal Liability of Directors, Managers, Officers, Employees, Partners, Members and Stockholders

No director, manager, officer, employee, incorporator, partner, member or stockholder of the company or any guarantor, as such, shall have any liability for any of our or the guarantors’ obligations under the debt securities, the indentures, the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities, upon our issuance of the debt securities and execution of the indentures, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Denominations

Unless stated otherwise in the prospectus supplement for each issuance of debt securities, the debt securities will be issued in denominations of $1,000 each or integral multiples of $1,000.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for the debt securities. We may change the paying agent or registrar without prior notice to the holders of the debt securities, and we may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange debt securities in accordance with the applicable indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and we may require a holder to pay any taxes and fees required by law or permitted by the applicable indenture. We are not required to transfer or exchange any debt security selected for redemption. In addition, we are not required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed.

Subordination

The payment of the principal of and premium, if any, and interest on subordinated debt securities and any of our other payment obligations in respect of subordinated debt securities (including any obligation to repurchase subordinated debt securities) is subordinated in certain circumstances in right of payment, as set forth in the subordinated indenture, to the prior payment in full in cash of all senior debt.

We also may not make any payment, whether by redemption, purchase, retirement, defeasance or otherwise, upon or in respect of subordinated debt securities, except from a trust described under “— Legal Defeasance and Covenant Defeasance,” if

•	a default in the payment of all or any portion of the obligations on any designated senior debt (“payment default”) occurs that has not been cured or waived, or

•

any other default occurs and is continuing with respect to designated senior debt pursuant to which the maturity thereof may be accelerated (“non-payment default”) and, solely with respect to this clause, the trustee for the subordinated debt securities receives a notice of the default (a “payment blockage notice”) from the trustee or other representative for the holders of such designated senior debt.

Cash payments on subordinated debt securities will be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived, and (b) in case of a nonpayment default, the earliest of the date on which such nonpayment default is cured or waived, the termination of the payment blockage period by written notice to the trustee for the subordinated debt securities from the trustee or other representative for the holders of such designated senior debt, the payment in full of such designated senior debt or 179 days after the date on which the applicable payment blockage notice is received. No new payment blockage period may be commenced unless and until 360 days have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior payment blockage notice. No nonpayment default in respect of designated senior debt that existed or was continuing on the date of delivery of any payment blockage notice to the trustee for the subordinated debt securities will be, or be made, the basis for a subsequent payment blockage notice unless such default shall have been cured or waived for a period of no less than 90 consecutive days.

Upon any payment or distribution of our assets or securities (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture) in connection with any dissolution or winding up or total or partial liquidation or reorganization of us, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due or to become due upon all senior debt shall first be paid in full, in cash or cash equivalents, before the holders of the subordinated debt securities or the trustee on their behalf shall be entitled to receive any payment by or on behalf of us on account of the subordinated debt securities, or any payment to acquire any of the subordinated debt securities for cash, property or securities, or any distribution with respect to the subordinated debt securities of any cash, property or securities. Before any payment may be made by, or on behalf of, us on any subordinated debt security (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture) in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of our assets or securities, to which the holders of subordinated debt securities or the trustee on their behalf would be entitled, shall be made by us or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the holders or the trustee if received by them or it, directly to the holders of senior debt or their representatives or to any trustee or trustees under any indenture pursuant to which any such senior debt may have been issued, as their respective interests appear, to the extent necessary to pay all such senior debt in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such senior debt.

As a result of these subordination provisions, in the event of the our liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of our creditors or a marshalling of our assets or liabilities, holders of subordinated debt securities may receive ratably less than other creditors.

Payment and Transfer

Principal, interest and any premium on fully registered debt securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

Fully registered debt securities may be transferred or exchanged at the office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depositary identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

When we issue a global security in registered form, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary (“participants”). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.

Payments of the principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.

We expect that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in “street name.” Those payments will be the sole responsibility of those participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. The foregoing is subject to any limitations described in the applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Governing Law

Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

The Bank of New York Mellon will be the trustee under the indentures. A successor trustee may be appointed in accordance with the terms of the indentures.

The indentures and the provisions of the Trust Indenture Act incorporated by reference therein will contain certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.

A single banking or financial institution may act as trustee with respect to both the subordinated indenture and the senior indenture. If this occurs, and should a default occur with respect to either the subordinated debt securities or the senior debt securities, such banking or financial institution would be required to resign as trustee under one of the indentures within 90 days of such default, pursuant to the Trust Indenture Act, unless such default were cured, duly waived or otherwise eliminated.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock, debt securities, rights or units. We may issue warrants independently or together with other securities that may be attached to or separate from the warrants. If we issue warrants, we may do so under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the securities purchasable upon the exercise of such warrants;

•	the exercise price;

•	the aggregate number of warrants to be issued;

•	the principal amount of securities purchasable upon exercise of each warrant;

•	the price or prices at which each warrant will be issued;

•	the procedures for exercising the warrants;

•	the date upon which the exercise of warrants will commence;

•	the expiration date, and any other material terms of the warrants; and

•	any other terms of such warrants, including the terms, procedures and limitations relating to the exchange and exercise of such warrants.

The warrants do not confer upon the holders thereof any voting or other rights of stockholders.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock, preferred stock, debt securities, warrants or units. The rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the persons purchasing or receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby underwriting or other arrangement with one or more underwriters or other purchasers pursuant to which such underwriters or other purchasers may be required to purchase any offered securities remaining unsubscribed for after such rights offering.

Each series of rights will be issued under a separate rights agreement that we will enter into with one or more banks, trust companies or other financial institutions, as rights agent, all of which will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The applicable prospectus supplement relating to any rights that we offer will include specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the price, if any, per right;

•	the exercise price payable for each share of debt securities, common stock, preferred stock, warrants or units upon the exercise of the rights;

•	the number of rights issued or to be issued to each stockholder;

•	the number and terms of the shares of debt securities, common stock, preferred stock, warrants or units that may be purchased per each right;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the respective dates on which the holder’s ability to exercise the rights shall commence and shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities, warrants, rights or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•

the terms of the units and of any of the common stock, preferred stock, debt securities, warrants and rights comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus through agents, underwriters or dealers, or directly to one or more purchasers without using underwriters or agents.

We may designate agents to solicit offers to purchase our securities. We will name any agent involved in offering or selling securities, and any commissions that will be paid to the agent, in the applicable prospectus supplement. Unless we indicate otherwise in a prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

Agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE Amex Equities, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions (including block transactions), at negotiated prices, at a fixed public offering price or at varying prices determined at the time of sale. We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in a prospectus supplement. If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that an agreement is reached for the sale of securities. The obligations of the underwriters to purchase the securities will be subject to certain conditions contained in the underwriting agreement. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriters will use a prospectus supplement to sell securities.

If we use a dealer, we will act as principal and will sell securities to the dealer. The dealer will then sell securities to the public at varying prices that the dealer will determine at the time it sells securities. We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, and we may directly sell securities to institutional or other investors. In this case, no underwriters or agents would be involved. We will describe the terms of our direct sales in the applicable prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. In connection with the sale of the securities offered by this prospectus, underwriters may receive compensation from us or from the purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Any underwriters, dealers or agents will be identified and their compensation described in the applicable prospectus supplement. We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

Unless otherwise specified in the applicable prospectus supplement, all securities offered by us under this prospectus will be a new issue of securities with no established trading market, other than the common stock, which is currently listed and traded on the NYSE Amex Equities. We may elect to list any other class or series of securities on a national securities exchange or a foreign securities exchange but are not obligated to do so. Any common stock sold by this prospectus will be listed for trading on the NYSE Amex Equities, or such other exchanges as our common stock may be listed for trading at the time of issuance, subject to official notice of issuance. We can not give you any assurance as to the liquidity of the trading markets for any of the securities.

Any underwriter to whom securities are sold by us for public offering and sale may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve sales by the underwriters of the securities in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. These activities may cause the price of the securities to be higher than it would otherwise be. The underwriters will not be obligated to engage in any of the aforementioned transactions and may discontinue such transactions at any time without notice.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Andrews Kurth LLP, Houston, Texas. Any underwriter will be advised about other issues relating to any offering by its own legal counsel. If such counsel to underwriters passes on legal matters in connection with an offering of securities made by this prospectus, and a related prospectus supplement, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements of Cheniere Energy, Inc. appearing in Cheniere Energy, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2011 (including the schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

$

% Convertible Senior Notes due 2045

PROSPECTUS SUPPLEMENT

    , 2015